Exhibit 10.30

Execution Version

ASSET PURCHASE AND SALE AGREEMENT
DATED AS OF April 30, 2014
BY AND BETWEEN
ANCHOR FUNDING SERVICES, LLC
AND
TRANSPORTATION ALLIANCE BANK INC.

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ARTICLE I DEFINITIONS; MATTERS OF CONSTRUCTION 1

1.1 Definitions 1

1.2 Matters of Construction 7

ARTICLE II PURCHASE AND SALE 7

2.1 Purchased Assets 7

2.2 Assumed Obligations 8

ARTICLE III PURCHASE PRICE 9

3.1 Purchase Price 9

3.2 Closing Payments; Use of Proceeds 9

3.3 Determination of Preliminary Closing Payment 9

3.4 Adjustment of Preliminary Closing Payment 10

3.5 Determination of Purchase Price 11

3.6 Adjustment of Payment in Respect of Closing Payment 12

3.7 Earn-Out Statements and Seller Right to Review 12

3.8 Off-Sets 13

ARTICLE IV CLOSING 13

4.1 Closing Mechanics 13

4.2 Payment of the Purchase Price 14

4.3 The Buyer's Deliveries 15

4.4 The Seller's Deliveries 15

4.5 Additional Seller Delivery for Initial Closing 16

4.6 The Seller's Post-Closing Deliveries 16

4.7 The Buyer’s Post-Closing Deliveries 16

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLER 17

5.1 Organization 17

5.2 Authority 17

5.3 Consents 17

5.4 Portfolio and Portfolio Documents 18

5.5 Other Matters Relating to Portfolio 18

5.6 Governmental Permits 20

5.7 Title to Property 20

5.8 No Violation, Litigation or Regulatory Action 20

5.9 No Finder 20

5.10 Full Disclosure 20

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER 21

6.1 Organization of the Buyer 21

6.2 Authority of the Buyer 21

6.3 Consents 21

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(continued)

6.4 No Violation, Litigation or Regulatory Action 22

6.5 Ability to Perform; Availability of Funds 22

6.6 No Finder 22

6.7 The Seller's Name 22

6.8 Status of the Buyer 22

6.9 Independent Evaluation 22

6.10 Reports 22

ARTICLE VII ACTION PRIOR TO CLOSING DATES 23

7.1 Preserve Accuracy of Representations and Warranties 23

7.2 Consents of Third Parties; Approval by Governmental Bodies 23

7.3 Actions Prior to Closing Dates 23

7.4 Withdrawal of Portfolio Accounts 23

ARTICLE VIII ADDITIONAL AGREEMENTS 24

8.1 Post-Closing Remittances and Adjustments; Further Assurances 24

8.2 Taxes; Prorations 26

8.3 Non-Compete and Non-Solicitation 26

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER 27

9.1 No Misrepresentation or Breach of Covenants and Warranties 27

9.2 Consents 28

9.3 Obligations Performed 28

9.4 Delivery of Closing Documents 28

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER 28

10.1 No Misrepresentation or Breach of Covenants and Warranties 28

10.2 Necessary Consents and Approvals 28

10.3 Obligations Performed 28

10.4 Payment of Closing Payment; Delivery of Closing Documents 28

ARTICLE XI INDEMNIFICATION 29

11.1 Indemnification by the Seller 29

11.2 Indemnification by the Buyer 29

11.3 Notice of Claims 30

11.4 Third Party Claims 30

11.5 General 31

11.6 Survival of Representations and Warranties; Bar Date for Indemnification Claims 31

11.7 Limitations on Indemnification by Seller 32

11.8 Payment of Claims 32

11.9 Limited Remedies 32

11.10 Subrogation 32

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(continued)

ARTICLE XII TERMINATION 32

12.1 Termination 33

12.2 Notice of Termination 33

12.3 Effect of Termination 33

ARTICLE XIII GENERAL PROVISIONS 34

13.1 Confidential Nature of Information 34

13.2 No Partnership 34

13.3 No Public Announcement 35

13.4 Notices 35

13.5 Successors and Assigns 36

13.6 Access to Records after Closing 36

13.7 Entire Agreement; Exhibits and Schedules; Amendments 37

13.8 Interpretation 37

13.9 Waivers 37

13.10 Expenses 38

13.11 Partial Invalidity 38

13.12 Execution in Counterparts 38

13.13 Further Assurances 38

13.14 Dispute Resolution 38

13.15 Jurisdiction; Governing Law; Waiver of Jury Trial 39

13.16 Governing Law 39

13.16 Termination of Rediscount Facility Agreement 39

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ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement"), is dated as of April 30, 2014 (the "Signing Date") and is made between ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (the "Seller"), and TRANSPORTATION ALLIANCE BANK INC., dba TAB Bank, a Utah industrial bank (the "Buyer").

WITNESSETH:

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller (and to assume certain liabilities associated with), the Portfolio (as defined below), all on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer agree as follows:

ARTICLE I
DEFINITIONS; MATTERS OF CONSTRUCTION

1.1              Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

"Accounting Firm" means Tanner LLC, a Utah limited liability company.

"Accounts" means any right to payment for services rendered or goods sold by a Customer to a Debtor.

"Adjusted Preliminary Closing Payment" has the meaning specified in Section 3.4.

"Adjustment Notice Date" has the meaning specified in Section 3.4.

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreed Accounting Principles" means generally accepted accounting principles, consistently applied to the Portfolio and consistent with Seller’s FactorSoft information technology system's calculations.

"Agreed Adjustments" has the meaning specified in Section 3.5(b).

"Agreed Rate" means the mean of the high and low bids quoted for Federal Funds in the Money Rates section of The Wall Street Journal, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

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"Agreement" has the meaning set forth in the initial recitals to this Agreement.

"Assignment and Assumption Agreement" means each Assignment and Assumption Agreement delivered with respect to each Closing, in the form of Exhibit A, pursuant to which the Seller sells, transfers, assigns, conveys and delivers to the Buyer the Purchased Assets with respect to the Portfolio Accounts subject to such Closing, and the Buyer assumes and agrees to pay, perform or otherwise discharge the Assumed Obligations relating thereto.

"Assumed Obligations" has the meaning specified in Section 2.2.

"Basket" has the meaning specified in Section 11.7.

"Business Day" means any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Utah or is a day on which banking institutions located in either such state are closed.

"Buyer" has the meaning set forth in the initial recitals to this Agreement.

"Buyer Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by the Buyer under this Agreement or in connection herewith, including without limitation, any Side Letters.

"Buyer Indemnified Parties" has the meaning specified in Section 11.1.

"Capitalized Charges" means, in the case of any Portfolio Account as of any date, all fees, charges, interest, and other monetary obligations chargeable to the Customer under such Portfolio Account as of such date.

"Closing" and "Closings" have the meanings specified in Section 4.1(a).

"Closing Date" has the meaning specified in Section 4.1(a).

"Closing Payment" has the meaning specified in Section 3.2.

"Closing Schedule" means the schedule attached hereto as Schedule 1.1A setting forth the Portfolio Accounts the Buyer will purchase at each Closing (with respect to the Portfolio Accounts purchased and sold at a particularly Closing, the “Purchased Portfolio”) and the corresponding anticipated Closing Dates.

"Code" means the Internal Revenue Code of 1986, as amended.

"Court Order" means any judgment, order, decision, award, injunction, ruling, subpoena, verdict or decree of any foreign, federal, state, local or other court, tribunal or administrative agency and any award in any arbitration proceeding.

"Customers" means those Persons who constitute “customers” or “borrowers” under the Portfolio Documents or from whom the Seller purchases Accounts under the Portfolio Documents.

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"Cut-off Time" means, with respect to any Closing, 5:00 p.m. (prevailing Ogden, Utah time) on the Business Day immediately prior to the Closing Date with respect thereto.

"Debtor" means an account debtor or other obligor on an Account.

"Earn-out Payment" has the meaning specified in Section 3.7(a).

"Earn-out Period" has the meaning specified in Section 3.7(a).

"Earn-out Statement" has the meaning specified in Section 3.7(b).

"Encumbrance" means any lien, security interest, mortgage, deed of trust, pledge, conditional sale or other title retention agreement, other than liens and encumbrances respecting the Portfolio Collateral.

"Excluded Materials" means, with respect to the Portfolio, any and all documents, notes, correspondence (including electronic mail or other correspondence) or other writings that relate to the Portfolio and that the Seller reasonably and in good faith determines (i) are subject to the attorney-client privilege or work product doctrine or other evidentiary privilege in favor of the Seller, (ii) are proprietary to the Seller's business (including the methodology or basis for formulation of the Seller's internal risk rating profiles for the Customers or any Guarantors), or (iii) comments upon the character, talent or abilities of any Person employed by or on behalf of any Customer, Guarantor or other obligor under any of the Portfolio Documents.

"Expenses" means all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

"Files" means all Third-Party Reports and all credit and transaction files of the Seller relating to the Portfolio, including all documents, files, notes, records, underwriting memoranda, credit analyses and other internally prepared credit-related documents of the Seller that relate to the Portfolio. For purposes hereof, the term "Files" shall not be deemed to include (i) any internal electronic mail or other internal correspondence or any electronically-stored data or other computerized records of the Seller, which originally constituted electronically-stored data, (ii) any personal or "shadow" files of any employee of the Seller, or (iii) any files of counsel or other representatives of the Seller.

"Final Closing Date" has the meaning specified in Section 4.1(a).

"Final Closing Payment Computation Schedule" has the meaning specified in Section 3.5(a).

"Funded Accounts" means all Accounts purchased or funded by the Seller pursuant to any of the Portfolio Documents, but excluding any Accounts that the Seller has charged back to a Customer pursuant to any of the Portfolio Documents.

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"Governmental Body" means any foreign, federal, state or local governmental authority or regulatory body.

"Governmental Permits" has the meaning specified in Section 5.6.

"Guarantors" has the meaning specified in Section 2.1(a)(ii).

"Indemnified Party" has the meaning specified in Section 11.3.

"Indemnifying Party" has the meaning specified in Section 11.3.

"Initial Closing Date" has the meaning specified in Section 4.1(a).

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; and (f) all other intellectual property and industrial property rights and assets, including, but not limited to, any licenses, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

“Intellectual Property Assets” means all Intellectual Property used by Seller in connection with the Portfolio, including but not limited to (a) Seller’s prospect and customer lists exported from Seller’s Salesforce database in a file format acceptable to Buyer; (b) all processes, plans and analytics pertaining to Seller’s advertising and marketing campaigns, including, but not limited to, satellite radio campaigns and web advertising campaigns, and any contracts or invoices related thereto; (c) all trademarks and trade names associated with Seller, including, but not limited to, those listed on Schedule 2.1(b)(i); and (d) all domain names, telephone numbers, including, but not limited to, those listed on Schedule 2.1(b)(ii), social media profiles/accounts including, but not limited to, those listed on Schedule 2.1(b)(iii), websites, including content hosted on websites, user submission forms, and any media files related thereto.

“IP Assignment” means the Assignment of Intellectual Property Assets in the form attached hereto as Exhibit A-1.

"Knowledge" or "knowledge" means, as to any matter relating to the Portfolio, (a) with respect to the Seller the actual knowledge after due inquiry of such matter that is possessed by a portfolio manager or account officer who is employed by the Seller as of the Signing Date and who has direct supervisory authority over the Portfolio; and (b) with respect to Buyer the actual knowledge after due inquiry of such matter that is possessed by a portfolio manager or account officer that is employed by Buyer as of the Signing Date and who has direct supervisory authority over Buyer’s due diligence and acquisition activities related to the Portfolio.

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"Losses" means any and all losses, claims, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies, equitable relief granted, demands, offsets, defenses or counterclaims or other charges.

"Master Lockbox Account" means the Seller’s bank account maintained with Wells Fargo Bank, N.A., for the collection of payments with respect to the Portfolio Accounts, together with all of the Seller’s lockboxes related to the Portfolio that fund into such bank account.

"Net Funds Employed" of any Portfolio Account as of any specific date means the face amount of all Funded Accounts with respect to such Portfolio Account, minus the reserves maintained by the Seller with respect to such Portfolio Account, minus any net balance due by the Seller to the applicable Customer with respect to such Portfolio Account, plus any net balance due by the applicable Customer to the Seller with respect to such Portfolio Account (reflected as a negative balance on each Customer’s settlement statement), in each case as calculated consistent with the terms of the applicable Portfolio Documents and the Portfolio Summary attached hereto as Schedule 3.1A.

"Notice of Assignment Letter" has the meaning specified in Section 4.4(f).

"Outstanding Objections" has the meaning specified in Section 3.7(c).

"Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, business trust, joint venture, association or other entity or Governmental Body.

"Portfolio" means the Portfolio Accounts as listed on Schedule 3.1A, less any and all Portfolio Accounts withdrawn at any time before any Closing under the provisions of this Agreement. The Buyer acknowledges that the Seller has factoring and lending relationships with other customers that are not included in the Portfolio and are not subject to this Agreement.

"Portfolio Accounts" means the factoring relationships and obligations owing to the Seller from Customers included in the Portfolio and listed on the Portfolio Summary.

"Portfolio Assets" has the meaning specified in Section 2.1(a).

"Portfolio Collateral" has the meaning specified in Section 2.1(a)(ii).

"Portfolio Documents" means the credit and factoring agreements, guarantees, subordination agreements, insurance loss payable endorsements, promissory notes, certificates of deposit, mortgages, deeds of trust, letters of credit (to the extent assignable), security agreements, blocked account agreements, lock box agreements, securities, financing statements, certificates of title, intercreditor agreements and other instruments and documents executed and delivered to or otherwise obtained by the Seller in connection with the Portfolio.

"Portfolio Summary" means the summary of the Portfolio prepared by the Seller as of the Signing Date, and attached hereto as Schedule 3.1A (and updated, with respect to the Portfolio Accounts subject to each Closing, as of each Closing Date) which sets forth with respect to each applicable Portfolio Account, as of such date, (i) the name of the Customer, and (ii) the Net Funds Employed with respect to such Portfolio Account.

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"Preliminary Closing Payment" has the meaning specified in Section 3.3.

"Preliminary Closing Payment Computation Schedule" has the meaning specified in Section 3.3.

"Purchase Documents" means this Agreement, the Buyer Ancillary Agreements, the Seller Ancillary Agreements, and all other documents, agreements and instruments executed and/or delivered pursuant to this Agreement.

"Purchase Price" has the meaning specified in Section 3.1.

"Purchased Assets" has the meaning specified in Section 2.1.

"Purchased Portfolio" has the meaning specified in the definition of Closing Schedule.

"Rediscount Facility Agreement" means that certain Rediscount Facility Agreement entered into as of November 30, 2011, by and between Buyer and Seller.

"Requirements of Laws" means any federal, state or local law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Body, including laws pertaining to usury, which shall either materially affect the enforceability or validity of the obligations of a Customer under applicable Portfolio Documents or which shall subject the holder of Portfolio Documents to civil or criminal penalties for violations thereof.

"Restricted Business" has the meaning specified in Section 8.3(a).

"Restricted Period" has the meaning specified in Section 8.3(a).

"Retained Accounts" means the Seller's Accounts listed on Schedule 1.1B attached hereto and any additional Portfolio Accounts properly withdrawn by Buyer or Seller in accordance with Section 7.4.

"Review Period" has the meaning specified in Section 3.7(b).

"Seller" has the meaning set forth in the initial recitals to this Agreement.

"Seller Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by the Seller under this Agreement or in connection herewith, including, without limitation, any Side Letters.

"Seller Indemnified Parties" has the meaning specified in Section 11.2.

"Side Letters" means each of the letter agreements, if any, dated as of any Closing Date between the Seller and the Buyer.

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"Signing Date" has the meaning set forth in the initial recitals to this Agreement.

"Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

"Third-Party Reports" means all reports, appraisals and other written materials prepared for and provided to the Seller with respect to the Portfolio, including all appraisals, environmental reports and audit or field examination reports of the Seller that relate to the Portfolio.

"UCC" means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Utah or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Portfolio Collateral, the Uniform Commercial Code (or any successor statute) of such state.

1.2              Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other documents shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof; to any person or entity shall mean and include the successors and permitted assigns of such person or entity; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of this Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Ogden, Utah, unless otherwise expressly provided in the Agreement.

ARTICLE II
PURCHASE AND SALE

2.1              Purchased Assets. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer, assign, convey and deliver to the Buyer good and valid title (free and clear of any Encumbrances) to, and the Buyer shall purchase from the Seller, the following, wherever located:

(a)                the Portfolio to be sold and purchased in separate tranches and closings on certain Closing Dates in accordance with Section 4.1, including, without limitation, all of the following with respect to the Portfolio (collectively the “Portfolio Assets”):

(i)                 all rights, remedies, title and interest of the Seller under the Portfolio Documents with respect to such Portfolio, including, without limitation, all of Seller’s presently existing and hereinafter arising accounts, accounts receivable, and proceeds directly related to the Portfolio;

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(ii)               any claims or causes of action with respect to such Portfolio against (i) Customers, (ii) Persons (other than Persons referred to in (i)) who are parties to the Portfolio Documents or who have given guarantees, sureties, indemnities or made other agreements or undertakings in connection with such Portfolio or pledged, mortgaged or granted security interests in property to secure payment of such Portfolio (such Persons being referred to herein as "Guarantors"), (iii) the assets and properties securing payment of such Portfolio, including the applicable Portfolio Documents (all such assets and properties being referred to herein collectively as "Portfolio Collateral"), and (iv) any Person from whom the Seller purchased any such Portfolio and all contractual rights and remedies of the Seller under any purchase agreement relating thereto, but only to the extent that any claims or causes of action against any Person described in this Section 2.1(a)(ii) are transferable by the Seller pursuant to the applicable purchase agreement between the Seller and such Person;

(iii)             original, signed versions of any promissory notes issued to the order of the Seller evidencing indebtedness owing to the Seller for each Portfolio Account in the Portfolio, duly endorsed by the Seller to the order of the Buyer without recourse of any kind to the Seller and without any representation or warranty on the Seller's part, except as expressly provided in this Agreement, together with original, signed versions of all other Portfolio Documents with respect to such Portfolio (unless and except to the extent that only copies of such documents are in the Seller's possession or control);

(iv)             the Files with respect to such Portfolio, other than the Excluded Materials;

(v)               all cash reserves of unapplied funds with respect to such Portfolio, if any (to the extent not reflected in the calculation of the Net Funds Employed with respect thereto); and

(b)               all Intellectual Property Assets, including but not limited to those set forth in Schedules 2.1(b)(i)-(iii).

The Portfolio Assets and the Intellectual Property Assets are collectively referred to as the "Purchased Assets." The Buyer acknowledges that, notwithstanding anything to the contrary contained herein, the Purchased Assets shall not include any asset relating to factoring and lending relationships of the Seller with customers that are not included in the Portfolio, it being the expressed intent of the Seller and the Buyer that the relationships, obligations and indebtedness subject to this Agreement are strictly limited to those arising out of the Portfolio.

2.2              Assumed Obligations. On each Closing Date, the Buyer shall execute and deliver to the Seller an Assignment and Assumption Agreement pursuant to which the Buyer shall assume and agree to pay, perform, discharge or defend, in accordance with their respective terms and subject to the respective conditions thereof, all funding and other contractual obligations of the Seller to be performed on or after such Closing Date under the Portfolio Documents with respect to the Portfolio Accounts sold on such Closing Date. All other liabilities and obligations are expressly excluded. All of the liabilities and obligations to be assumed by the Buyer hereunder are herein called the "Assumed Obligations."

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ARTICLE III
PURCHASE PRICE

3.1              Purchase Price. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be equal to the sum of the following:

(a)                the sum of all Closing Payments, and

(b)               the sum of all Earn-Out Payments.

3.2              Closing Payments; Use of Proceeds. A “Closing Payment” shall be the payment made at each Closing and, with respect to each Closing, shall be equal to (i) the Net Funds Employed of each Portfolio Account in the Purchased Portfolio outstanding as of the applicable Cut-off Time, plus (ii) 10% of the average daily balance of the aggregate Net Funds Employed of each Portfolio Account in the Purchased Portfolio existing during the 60 day period immediately preceding the Cut-off Time.

The Buyer acknowledges that the Portfolio Documents authorize the Seller to charge interest, fees and other monetary obligations due and owing in connection with the Portfolio Accounts to the Customer’s account established for each Portfolio Account, which charges are thereafter deemed to be principal or other monetary obligations under the affected Portfolio Account. All such charges accruing in connection with each Portfolio Account through and including the applicable Cut-off Time shall be added to the Net Funds Employed of each Portfolio Account as of the applicable Cut-off Time.

Seller shall use the proceeds of each Closing Payment to first pay Buyer the amount of Availability (as defined in Section 6.1 of the Rediscount Facility Agreement) related to the applicable Purchased Portfolio. Seller agrees that Buyer may offset and retain from each Closing Payment an amount equal to the amount of Availability with respect to the relevant Purchased Portfolio, provided that Buyer apply such offset amount to pay any outstanding amounts owed by Seller to Buyer under the Rediscount Facility Agreement. Any remaining proceeds of each Closing Payment shall be paid to Seller without limitation or restriction.

3.3              Determination of Preliminary Closing Payment. Promptly after the applicable Cut-off Time with respect to each and before the time of each Closing, the Seller shall deliver to the Buyer a preliminary closing statement and supporting information for such Closing (each, a "Preliminary Closing Payment Computation Schedule"), reflecting the Seller's best efforts to determine the Closing Payment applicable to such Closing using information as of the applicable Cut-off Time (each, a "Preliminary Closing Payment”), which shall include, in any event, the Net Funds Employed of each Portfolio Account in the Purchased Portfolio subject to such Closing, inclusive of all Capitalized Charges, as of the applicable Cut-off Time, plus 10% of the average daily balance of the aggregate Net Funds Employed of each Portfolio Account in the Purchased Portfolio existing during the 60 day period immediately preceding the applicable Cut-off Time.

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3.4              Adjustment of Preliminary Closing Payment. Within forty-five (45) days after each Closing Date, the Seller may notify the Buyer of any adjustments to the Preliminary Closing Payment with respect to such Closing (each, an "Adjusted Preliminary Closing Payment") necessitated by the imposition of any Capitalized Charges made on or after the applicable Cut-off Time and any adjustments to the Preliminary Closing Payment due to activity pursuant to the Portfolio Documents with respect to the applicable Portfolio Accounts on the applicable Closing Date. Without limiting the generality of the foregoing, each Adjusted Preliminary Closing Payment shall take into account (i) any increase in the Net Funds Employed of any applicable Portfolio Account after the applicable Cut-off Time due to the imposition of Capitalized Charges on the applicable Closing Date (including accrued fees, charges and interest (including charges accruing in connection with the applicable Portfolio Accounts prior to such Closing Date, but payable after such Closing Date) with respect to the applicable Portfolio Accounts on such Closing Date), (ii) any increase in the Net Funds Employed of any applicable Portfolio Account on the applicable Closing Date due to the purchase by the Seller of any Funded Accounts from the Customer thereunder on the applicable Closing Date or the making of any loan or advance by the Seller to the Customer thereunder on the applicable Closing Date that was not included in the Preliminary Closing Payment with respect to such Closing but which are part of the Net Funds Employed of any applicable Portfolio Account as of the applicable Closing Date, and (iii) any decrease in the Net Funds Employed of any applicable Portfolio Account on the applicable Closing Date due to any collections received by the Seller with respect thereto on the applicable Closing Date and the application of any unapplied cash to the Net Funds Employed of any applicable Portfolio Account on the applicable Closing Date. Each date on which the Seller provides the Buyer notice of such adjustments shall be referred to as an “Adjustment Notice Date”.

Within fifteen (15) days after an Adjustment Notice Date with respect to any Closing,

(i)                 if the Adjusted Preliminary Closing Payment with respect to such Closing exceeds the Preliminary Closing Payment with respect thereto, the Buyer shall pay to the Seller by wire transfer of immediately available funds an amount equal to the excess of (A) such Adjusted Preliminary Closing Payment over (B) such Preliminary Closing Payment, plus interest on such excess from the applicable Closing Date to the date of payment at the Agreed Rate; or

(ii)               if the Preliminary Closing Payment with respect to such Closing exceeds the Adjusted Preliminary Closing Payment with respect thereto, the Seller shall pay to the Buyer by wire transfer of immediately available funds an amount equal to the excess of (A) such Preliminary Closing Payment over (B) such Adjusted Preliminary Closing Payment, plus interest on such excess from the applicable Closing Date to the date of payment at the Agreed Rate.

Each such Adjusted Preliminary Closing Payment with respect to a Closing shall thereafter be the "Preliminary Closing Payment" with respect to such Closing for purposes of this Agreement, including for the purposes of Section 3.5.

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3.5              Determination of Purchase Price.

(a)                Within fifteen (15) days after the earlier of (i) the Adjustment Notice Date for the final Closing or (ii) forty-five (45) days after the Final Closing Date, either the Seller or the Buyer may notify the other party of its objections to the Preliminary Closing Payment Computation Schedule and Preliminary Closing Payment for any Closing by submitting a certificate (signed by an authorized officer of such party) setting forth its objections, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections, and such party's determination of the actual Closing Payment for such Closing. If the other party does not deliver to the objecting party a written notice of objection to the objecting party's certificate within thirty (30) days after such other party's receipt thereof, the certificate's declared closing statement and Closing Payment with respect to each Closing specified therein shall be final and binding as the "Final Closing Payment Computation Schedule" and the Closing Payment, respectively, for each such Closing for purposes of this Agreement. If neither the Seller nor the Buyer notifies the other party of any objections to the Preliminary Closing Payment Computation Schedule and Preliminary Closing Payment for any Closing within such fifteen (15) day period specified in the first sentence of this Section 3.5(a), the Preliminary Closing Payment Computation Schedule and Preliminary Closing Payment with respect to such Closing shall be final and binding as the Final Closing Payment Computation Schedule and the Closing Payment, respectively, for such Closing for purposes of this Agreement.

(b)               If the other party delivers to the objecting party a written notice of objection to the objecting party's certificate within such thirty (30) day period, the Buyer and the Seller shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") any differences as to the Preliminary Closing Payment Computation Schedule and Preliminary Closing Payment with respect to each Closing and, in the event the Seller and the Buyer so resolve any such differences, each closing statement and each Preliminary Closing Payment as adjusted by the Agreed Adjustments shall be final and binding as the Final Closing Payment Computation Schedule and the Closing Payment, respectively, for each such Closing for purposes of this Agreement.

(c)                If any objections raised by the Buyer or the Seller are not resolved by Agreed Adjustments within the thirty (30) day period following the original thirty (30) day objection period provided for in Sections 3.5(a) and 3.5(b) above, then the Buyer and the Seller shall submit the objections that are then unresolved to the Accounting Firm for purposes of resolving the dispute. The Accounting Firm will be provided with a brief summary of the dispute by both the Buyer and the Seller, and asked to provide its written estimate of the fees and expenses that it believes will be charged by it for resolving the dispute. If the estimated fees and expenses are less than the amount in dispute between the parties, then the Accounting Firm will be directed to proceed with resolving the unresolved objections (based solely on the presentations by the Buyer and by the Seller as to whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles) as promptly as reasonably practicable and to deliver written notice to the Buyer and the Seller setting forth its resolution of the disputed matters. Each Preliminary Closing Payment Computation Schedule and Preliminary Closing Payment, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Final Closing Payment Computation Schedule and the Closing Payment, respectively, for purposes of this Agreement. If the Accounting Firm's estimated fees and expenses exceed the amount that is in dispute hereunder, then the Buyer and the Seller will divide the amount in dispute in half and adjust the Closing Payment for each applicable Closing accordingly.

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(d)               The parties hereto shall make available to the Buyer, the Seller and, if applicable, the Accounting Firm, such books, records and other information (including work papers) as any of the foregoing reasonably may request to prepare or review any Preliminary Closing Payment Computation Schedule or any matters related thereto submitted to the Accounting Firm.

3.6              Adjustment of Payment in Respect of Closing Payment. Within five (5) days after the final determination of all Closing Payments:

(a)                if the aggregate Closing Payments as determined by the Final Closing Payment Computation Schedule exceeds the aggregate Preliminary Closing Payments, the Buyer shall pay to the Seller by wire transfer of immediately available funds an amount equal to the excess of (A) the aggregate Closing Payments over (B) the aggregate Preliminary Closing Payments, plus interest on such excess from the Final Closing Date to the date of payment at the Agreed Rate; or

(b)               if the aggregate Preliminary Closing Payment exceeds the aggregate Closing Payments as determined by the Final Closing Payment Computation Schedule, the Seller shall pay to the Buyer by wire transfer of immediately available funds an amount equal to the excess of (A) the aggregate Preliminary Closing Payments over (B) the aggregate Closing Payments, plus interest on such excess from the Final Closing Date to the date of payment at the Agreed Rate.

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3.7              Earn-Out Statements and Seller Right to Review.

(a)                As additional consideration and a component of the Purchase Price, the Seller shall be entitled to receive, and the Buyer shall pay to Seller an amount equal to 50% of the factoring fee and interest income earned by Buyer from each Purchased Portfolio as determined in accordance with the Agreed Accounting Principles (the “Earn-Out Payment”) for the period beginning on the applicable Closing Date and ending twelve (12) months thereafter (the “Earn-Out Period”) subject to any offsets permitted by Section 3.8. For the avoidance of doubt, the factoring fee and interest income used to calculate the amount of the Earn-Out Payment shall specifically exclude (i) administrative or servicing fees, including without limitation, early termination fees, wire fees, treasury management, and similar fees, and (ii) any fees or income related to any accounts the Customer has with Buyer that were originated prior to the Initial Closing Date and are unrelated to any Portfolio Account in the Purchased Portfolio.

(b)               Buyer shall, within fifteen (15) days after the end of each calendar month during the Earn-Out Period, (i) prepare and deliver to Seller a monthly statement of the Earn-Out Payment due for such calendar month (each an “Earn-Out Statement”) and (ii) pay to Seller the Earn-Out Payment. Buyer shall provide Seller with reasonable access to the relevant books and records of Buyer relating to Buyer’s calculation of each monthly Earn-Out Payment and to Buyer’s relevant personnel as Seller may reasonably request for the purpose of reviewing such calculations. If after the date that is thirty (30) days after Seller has received an Earn-Out Statement for the last full or partial calendar month of the Earn-Out Period (the “Review Period”) Seller objects to Buyer’s determination of the calculation of a monthly Earn-Out Payment, Seller shall notify Buyer of such objection by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail. To the extent Seller fails to deliver any objections prior the expiration of the Review Period, the amount of any Earn-Out Payment (or any determination that none is payable) contained in the Earn-Out Statement shall be deemed to have been accepted by Seller. If Seller delivers objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve the objections stated therein within thirty (30) days after the date of delivery to Buyer of such objections, and, if the same are so resolved within such period, the determination of the amount for any Earn-Out Payment contained in such Earn-Out Statement, with such changes as are agreed to in writing between Buyer and Seller, shall be final and binding on the Parties.

(c)                If Buyer and Seller fail within the 30 day resolution period to reach an agreement with respect to all of the objections set forth in any notice of objections by Seller, then the objections of Seller that remain unresolved, to the extent such unresolved matters are of an accounting nature, (the “Outstanding Objections”) shall be submitted for resolution to the Accounting Firm in accordance with the procedures outlined in Section 3.5(c). Upon the Accounting Firm’s final determination of the amount of an Earn-Out Payment the parties shall pay such amounts as applicable to effect such final determination.

3.8              Off-Sets. Buyer shall be entitled to offset any amounts owed by Seller against any payments made to Seller (other than any Closing Payment) that are attributable to any period of time after the Closing Date.

ARTICLE IV
CLOSING

4.1              Closing Mechanics.

(a)                The purchase and sale of the Purchased Assets and the assumption of the Assumed Obligations will take place in a series of closings at the offices of Buyer (each a “Closing” and, collectively, the “Closings”), with the first such Closing to take place on April ___, 2014 (the "Initial Closing Date"), and subsequent Closings to take place on such dates set forth on the Closing Schedule, or as otherwise designated by the Buyer, until the final Closing, which must occur on or before May 31, 2014. As used herein, the date of the final Closing shall be referred to as the "Final Closing Date" and the date of any Closing shall be referred to as a “Closing Date”. Each Closing shall be effective as of 11:59 p.m. on the Closing Date applicable to such Closing.

(b)               On the Initial Closing Date, Seller shall sell and deliver to Buyer, and Buyer shall purchase from Seller good and valid title (free and clear of any Encumbrances) to the Intellectual Property Assets and the Portfolio Assets identified to be transferred and sold on the Closing Schedule to be sold on the Initial Closing Date, other than any Portfolio Assets related to any Portfolio Accounts properly withdrawn by Buyer or Seller in accordance with Section 7.4.

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(c)                On all Closing Dates other than the Initial Closing Date, Seller shall sell and deliver to Buyer, and Buyer shall purchase from Seller good and valid title (free and clear of any Encumbrances) to the Portfolio Assets identified to be transferred and sold on the Closing Schedule to be sold on such Closing Date, other than any Portfolio Assets related to any Portfolio Accounts properly withdrawn by Buyer or Seller in accordance with Section 7.4.

(d)               On the Final Closing Date, the Seller shall sell and deliver to Buyer, and the Buyer shall purchase from Seller good and valid title (free and clear of any Encumbrances) to the Portfolio Assets related to all Portfolio Accounts that have not been purchased by the Buyer prior thereto, other than any Portfolio Account properly withdrawn by Buyer or Seller in accordance with Section 7.4.

(e)                The Buyer shall not be permitted to purchase any Portfolio Accounts with respect to a particular Customer at a Closing unless the Buyer purchases all Portfolio Accounts with respect to such Customer at such Closing.

(f)                The Seller hereby agrees that, during the period from the Signing Date through each applicable Closing Date, the Seller will cooperate in good faith with the Buyer in making joint communications from the Seller and the Buyer to each Customer whose Portfolio Accounts are to be sold to the Buyer on such Closing Date, which communications shall be subject to the Seller’s reasonable approval and shall contain notice of the pending sale of such Customer’s Portfolio Accounts to the Buyer and such other information as may be necessary in order to assist with an orderly transition of responsibilities as lender/factor with respect to such Portfolio Accounts from the Seller to the Buyer. The Buyer hereby agrees that, until the Closing of the sale of the Portfolio Accounts with respect to a particular Customer in accordance with the terms hereof, the Buyer shall not make or have any communications with such Customer except for the joint communications described in the preceding sentence.

(g)                 At each Closing, the Buyer will pay the Preliminary Closing Payment and assume the Assumed Obligations corresponding to the Portfolio Accounts specified in the Closing Schedule for such Closing, such Closing Payment to be paid in accordance with Section 4.2.

4.2              Payment of the Purchase Price. The Purchase Price shall be paid as follows:

(a)                On each Closing Date (including the Initial Closing Date), the Buyer shall pay to the Seller an amount equal to the Preliminary Closing Payment applicable to such Closing by wire transfer of immediately available funds to such account as the Seller shall designate in writing to the Buyer; and

(b)               For one (1) year after the Final Closing Date, the Earn-Out Payment shall be paid together with the delivery of an Earn-Out Statement monthly no later than fifteen (15) days after the end of each calendar month.

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4.3              The Buyer's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IX, at each Closing, the Buyer shall deliver to the Seller all of the following:

(a)                A certificate of the Buyer, dated as of the Initial Closing Date, as to the authority of the authorized representatives of the Buyer executing this Agreement and Buyer Ancillary Agreements;

(b)               An Assignment and Assumption Agreement;

(c)                The certificate, dated as of the applicable Closing Date, contemplated by Section 10.1 duly executed by an authorized representative of the Buyer, substantially in the form of Exhibit B; and

(d)               A duly executed version of all applicable Buyer Ancillary Agreements (including, without limitation, any Side Letters).

4.4              The Seller's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article X, at each Closing (or at such later date provided below) the Seller shall deliver to the Buyer all of the following:

(a)                A certificate of the Seller, dated as of the Initial Closing Date, as to the authority of the authorized representatives of the Seller executing this Agreement and Seller Ancillary Agreements;

(b)               An Assignment and Assumption Agreement;

(c)                The certificate, dated as of the applicable Closing Date, contemplated by Section 9.1 duly executed by an authorized representative of the Seller, substantially in the form of Exhibit C;

(d)               All consents, waivers or approvals obtained by the Seller from third parties with respect to the assignment of the Portfolio Accounts subject to such Closing or consummation of the transactions contemplated hereby;

(e)                A limited power of attorney, with respect to each Portfolio Account subject to such Closing, to take those actions appropriate to effect any transfer of such Portfolio Accounts and to enable the Buyer to bill, collect, service and administer such Portfolio Accounts, each of which shall be substantially in the form contained in Exhibit D;

(f)                A Notice of Assignment Letter, in the form attached hereto as Exhibit E (“Notice of Assignment Letter”);

(g)               A final accounts receivable aging report for all Portfolio Accounts subject to such Closing;

(h)               A Portfolio Summary prepared as of the applicable Closing Date;

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(i)                 Copies of any approvals or other actions by a Governmental Body required for the Seller's sale of the Portfolio Accounts subject to such Closing, other than Excluded Materials;

(j)                 Copies of any and all Portfolio Documents with respect to the Portfolio Accounts subject to such Closing, including all promissory notes endorsed in favor of the Buyer, and within three (3) Business Days after the applicable Closing Date, originals of the same;

(k)               A duly executed version of all applicable Seller Ancillary Agreements (including, without limitation, any Side Letters);

(l)                 Copies of the Files applicable to the Portfolio Accounts subject to such Closing, other than Excluded Materials, and within three (3) Business Days after the applicable Closing Date, originals of the same;

(m)             Copies of all Portfolio Collateral with respect to the Portfolio Accounts subject to such Closing of which the Seller has actual physical possession on the applicable Closing Date, and within three (3) Business Days after the applicable Closing Date, originals of the same; and

(n)               Copies of all Third-Party Reports with respect to the Portfolio Accounts subject to such Closing, and within three (3) Business Days after the applicable Closing Date, originals of the same.

4.5              Additional Seller Deliveries for Initial Closing. In addition to the deliveries referenced in Section 4.4, at the initial Closing, Seller shall deliver to Buyer, the IP Assignment duly executed by Seller.

4.6              The Seller's Post-Closing Deliveries. Within 10 Business Days after the Final Closing Date, the Seller shall deliver to the Buyer all of the Files (other than Excluded Materials) and Portfolio Documents not already delivered pursuant to Section 4.4. Additionally, for a period of one hundred and eighty (180) days following the Final Closing Date, Seller shall:

(a)                Remit within two (2) days from receipt or discovery thereof, all monies that Buyer may be entitled to receive from Seller relative to the Purchased Assets; and

(b)               Identify and remit within two (2) days of receipt, any collections on any Portfolio Account which Seller receives on or after each applicable Closing Date.

Any transmittal pursuant to this Section 4.6 shall be sent via overnight delivery to Buyer at Buyer’s expense.

4.7              The Buyer’s Post-Closing Deliveries. For a period of one hundred and eighty (180) days following the Final Closing Date, Buyer shall:

(a)                Remit within two (2) days from receipt or discovery thereof, all monies that Seller may be entitled to receive from Buyer relative to the Purchased Assets; and

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(b)               Identify and remit within two (2) days of receipt, any collections on any Retained Account received by Buyer.

Buyer may offset any remittance pursuant to Section 4.7(a): (i) against any amounts owed by Seller to Buyer pursuant to the Rediscount Facility Agreement; and (ii) against any amounts owed by Seller to Buyer in accordance with Section 3.8. Any transmittal pursuant to this Section 4.7 shall be sent via overnight delivery to Seller at Seller's expense.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Buyer and agrees as follows:

5.1              Organization. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction with full power and authority to own the Purchased Assets and to consummate the transactions contemplated hereby.

5.2              Authority. The Seller has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. All corporate action required to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements has been taken and does not require any further authorization or consent of the Seller or the Seller's [Manager/Managing Members]. This Agreement has been duly authorized, executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by the Seller and, upon execution and delivery by the Seller, will be a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's rights generally, and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3              Consents. Neither the execution nor delivery of this Agreement nor any of the Seller Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance by the Seller with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a)                conflict with, result in a material breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under, (i) the Articles of Organization or Operating Agreement of the Seller, (ii) any other material note, instrument, agreement, mortgage, deed of trust, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Seller is a party or by which the Seller is bound and which affects any Purchased Asset, (iii) any Court Order to which the Seller is a party or any of the Purchased Assets is subject or by which the Seller is bound, or (iv) any Requirements of Laws applicable to the Seller; or

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(b)               require the approval, consent, authorization or act of, or the making or giving by the Seller of any notice, declaration, filing, report or registration with, any Person or any consents, licenses, permits, authorizations or approvals required to be obtained by the Seller from any Governmental Body or any other Person in connection with the execution and delivery by the Seller of this Agreement or any of the Seller Ancillary Agreements, the consummation of any of the transactions contemplated hereby or thereby or compliance by the Seller with, or fulfillment by the Seller of, the terms, conditions and provisions hereof or thereof.

5.4              Portfolio and Portfolio Documents.

(a)                The information set forth on the Portfolio Summary attached hereto as Schedule 3.1A as to the Net Funds Employed in respect of each Portfolio Account, and the average daily balance of the Net Funds Employed during the 60 day period immediately preceding the applicable Closing Date, is true, accurate and complete in all material respects.

(b)               All information in the Files and all data Seller has provided to Buyer related to the Portfolio from Seller’s FactorSoft information technology system used by Seller to manage the Portfolio Accounts and general reports is accurate, true, and correct in all material respects.

(c)                The Seller is not in breach or default in any material respect of its obligations under any of the Portfolio Documents.

(d)               The entire agreement between Seller and each Customer, as in effect on each relevant Closing Date, is contained in the Portfolio Documents and there are no warranties, agreements or options not set forth therein. Other than the Portfolio Documents, there are no agreements with respect to the Portfolio Account between the Seller and any Customer, which agreements are in effect as of the Closing Date. The Portfolio Documents are genuine and represent the legal, valid and binding obligation of the relevant Customer party thereto, enforceable against such Customer in accordance with its terms except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.5              Other Matters Relating to Portfolio.

(a)                Each Portfolio Account arises from a bona fide transaction in the ordinary course of the Seller's business.

(b)               Seller has made an adequate credit investigation of the Customers of each Portfolio Account and has determined that (i) each such Customer’s credit complies in all material respects with its underwriting and credit guidelines on the date of origination or acquisition of such Portfolio Account, which underwriting guidelines are consistent with those of a prudent lender engaged in the similar lending activities, and (ii) each Portfolio Account has a perfected first priority lien on its underlying collateral.

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(c)                Except as would not be expected to have a material adverse impact, no Portfolio Account is delinquent, beyond any applicable grace period set forth in the Portfolio Documents therefor, in payment of any amounts payable by the Customer thereunder to the Seller under the Portfolio Documents.

(d)               No Customer or Guarantor has asserted in writing nor does any Customer or Guarantor have any basis to assert (i) that any Portfolio Account is subject to any right of rescission, set-off, counterclaim or defense, including any defense of usury, or (ii) any valid claim against Seller as holder of such Portfolio Account, in each case, which, in the aggregate, would have a material adverse impact.

(e)                Each Portfolio Account is not subject to any type of retainage by the Debtor; does not arise from goods placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional; has not been pre-billed or progress-billed by Seller; and is not conditional upon Debtor’s approval or otherwise subject to any bonding, credit hold, short payment, rebate accrual, repurchase obligation, return right or haulback.

(f)                To the Knowledge of Seller, there are no actions pending in which one of the Customers or Guarantors (to the extent such Guarantor was material to the Seller's credit decision to make advances to the applicable Customer) has (i) filed, or consented (by answer or otherwise) to the filing against it of, a petition for relief under any bankruptcy or insolvency law of any jurisdiction, (ii) made an assignment for the benefit of its creditors, (iii) consented to the appointment of a custodian, receiver, trustee, liquidator or other judicial officer with similar power over itself or of any substantial part of its property, (iv) been adjudicated by a court to be insolvent, or (v) taken corporate or partnership action for the purpose of authorizing any of the foregoing.

(g)               There has been no act or omission, or error by Seller or any employee, agent or representative acting on Seller’s behalf, with respect to the origination, underwriting, servicing or sale of any Portfolio Account which are not in conformity with all applicable federal, state and local laws, statutes, rules, regulations and ordinances applicable to Seller and each Portfolio Account in all material respects. Each Portfolio Account has been originated, underwritten, sold and serviced in material compliance with all Requirements of Law in all material respects. Seller is not otherwise in default with respect to any of Seller’s obligations under any of the Portfolio Accounts.

(h)               Except as set forth on Schedule 5.5(H), since the earlier of the date Seller last provided Buyer with the Portfolio Documents and the Files or December 31, 2013, Seller has administered and serviced each Portfolio Account in the ordinary course of its business, consistent with past practices, and has not (i) amended, modified, altered, satisfied, impaired, cancelled, rescinded or waived any provision of, or extended, renewed, supplemented, reduced, subordinated, or terminated the term of, any Portfolio Account, (ii) commenced or initiated any lawsuit, action or proceeding with respect to any Portfolio Account, or (iii) released any Customer under any Portfolio Account.

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(i)                 The Portfolio Accounts were originated without any fraud or misrepresentation on the part of the Seller, or to the best of Seller’s knowledge, the Customer.

5.6              Governmental Permits. The Seller owns, holds or possesses those licenses, franchises, permits and other authorizations from a Governmental Body which are reasonably necessary for the Seller to own the Purchased Assets and to carry on and conduct its business relating thereto substantially as currently conducted, except where the failure by the Seller to own, hold or possess any such license, franchise, permit or other authorization would not be reasonably likely to have a material adverse effect on the Seller or the Purchased Assets ("Governmental Permits").

5.7              Title to Property. The Seller has good title to all of the Purchased Assets. Upon delivery to the Buyer on each Closing Date of the instruments of transfer contemplated by Section 4.4, the Seller will transfer to the Buyer good title to the Purchased Assets to be purchased on such Closing Date, subject to no other Encumbrances created by, through or under the Seller. Seller has not assigned or transferred the Purchased Assets or obligations to any Person, and upon Seller’s receipt of the Closing Payment, the Client and account debtor relating to any Purchased Asset will not be indebted to Seller, and if any such indebtedness shall arise in the future, Seller will not assert against Buyer that such indebtedness is secured by the Purchased Assets.

5.8              No Violation, Litigation or Regulatory Action.

(a)                The Seller has received no written notification of its failure to comply in any material respect with any Requirement of Law applicable to the Purchased Assets where the Seller's failure to comply therewith could be reasonably expected to have a material adverse effect upon the Purchased Assets.

(b)               There are no material actions, suits, or proceedings pending against the Seller by any Customer, Guarantor or third Person in respect of the Purchased Assets, and there are no material actions, suits, or proceedings pending in which the Seller is the plaintiff or claimant and which relate to any of the Purchased Assets.

(c)                There is no action, suit, or proceeding pending or, to the Knowledge of Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

5.9              No Finder. Neither the Seller nor any Person acting (with the Seller's knowledge) on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

5.10          Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Seller Ancillary Documents or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Seller and agrees as follows:

6.1              Organization of the Buyer. The Buyer is a corporation or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to consummate the transactions contemplated hereby.

6.2              Authority of the Buyer. The Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. All corporate or other legal action required to be taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements has been taken and does not require any further authorization or consent of the Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by the Buyer and is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by the Buyer and upon execution and delivery by the Buyer will be a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's rights generally and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3              Consents. Neither the execution nor delivery of this Agreement or any of Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance by the Buyer with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a)                conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) the organizational documents of the Buyer, (ii) any material note, instrument, agreement, mortgage, deed of trust, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Buyer is a party or any of its assets or properties is subject or by which the Buyer is bound, (iii) any Court Order to which the Buyer is a party or by which it is bound, or (iv) any Requirements of Laws applicable to the Buyer; or

(b)               require the approval, consent, authorization or act of, or the making or giving by the Buyer of any notice, declaration, filing, report or registration with, any Person nor are any consents, licenses, permits, authorizations or approvals required to be obtained by the Buyer from any Governmental Body or any other Person in connection with the execution and delivery by the Buyer of this Agreement or any of the Buyer Ancillary Agreements, the consummation of any of the transactions contemplated hereby or thereby nor compliance by the Buyer with, or fulfillment by the Buyer of, the terms, conditions and provisions hereof or thereof.

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6.4              No Violation, Litigation or Regulatory Action. There is no action, suit, or proceeding pending and the Buyer is without knowledge of any threatened action, suit, or proceeding which questions the legality or propriety of the transactions contemplated by this Agreement.

6.5              Ability to Perform; Availability of Funds. The Buyer has the sophistication, operational capability, financial wherewithal, personnel, facilities, legal and accounting support and other resources to perform fully its obligations under this Agreement, the Assignment and Assumption Agreement and the other Buyer Ancillary Agreements. Without limiting the generality of the foregoing, the Buyer has sufficient funds to pay the Preliminary Closing Payments at each Closing and to carry out the transactions contemplated by this Agreement.

6.6              No Finder. Neither the Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

6.7              The Seller's Name. Except with respect to actions which may be taken following the Closings pursuant to the power of attorney to be delivered by the Seller at the Closings, the Buyer shall not institute any action in the Seller's name or purport to act as the Seller's agent in correspondence to or discussions with any Customers, other obligors, or any other Persons. The Buyer shall disclose fully to Customers and Debtors its identity following the Closings and shall not use any name or take any action that may confuse Customers or Debtors, other obligors, or any other Person as to its relationship with the Seller.

6.8              Status of the Buyer. The Buyer is (i) a financial institution, or (ii) an institutional purchaser, or a sophisticated purchaser that is in the business of buying or originating loan and factoring accounts of the type being purchased or that otherwise deals in lending and factoring relationships in the ordinary course of its business.

6.9              Independent Evaluation. Buyer has conducted its own independent investigation, review and analysis of the Portfolio Accounts, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in this Agreement.

6.10          Reports. The Buyer acknowledges that the Seller makes no representation or warranty to the Buyer concerning the accuracy or completeness of Third-Party Reports that are in the Files, including appraisals, environmental audits, title abstracts, policies and reports, lien search reports, and other similar reports, of opinion letters of law firms and other similar Persons, or of any financial statements or reports of Customers prepared or audited by accountants and other similar persons.

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ARTICLE VII
ACTION PRIOR TO CLOSING DATES

The respective parties hereto covenant and agree to take the following actions between the Signing Date and the Closing Dates:

7.1              Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article V or VI of this Agreement inaccurate as of any Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Seller shall promptly notify the Buyer of any action, suit or proceeding that may be threatened, brought, asserted or commenced against the Seller which would render Section 5.8 inaccurate as of any Closing Date.

7.2              Consents of Third Parties; Approval by Governmental Bodies. Seller shall use commercially reasonable efforts to secure, before the applicable Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the Buyer, from any party to any Portfolio Document with respect to Portfolio Accounts subject to the Closing on such Closing Date required to be obtained in order to assign or transfer any such Portfolio Document to the Buyer or otherwise required for the transactions contemplated hereby. The Buyer shall act diligently and reasonably to cooperate with the Seller to obtain the consents, approvals and waivers contemplated by this Section 7.2.

7.3              Actions Prior to Closing Dates. The Seller shall operate its business and manage the Purchased Assets consistent with its historical best practices and cause all related books, accounts and records to be true and complete in all material respects, and comply with the provisions set forth in the remainder of this Section 7.3. Except as otherwise expressly required by this Agreement, the Seller shall not (i) waive or modify any right if such waiver or modification could reasonably be expected to have a material adverse effect on the Purchased Assets taken as a whole; (ii) mortgage, pledge or otherwise encumber any Purchased Asset; (iii) take any action that would breach any of the Seller's representations, warranties or covenants contained in this Agreement if such representation, warranty or covenant were made at the time of the action; or (iv) enter into an agreement, contract or commitment (other than this Agreement) to do any of the things prohibited by the foregoing clauses (i) through (iii).

7.4              Withdrawal of Portfolio Accounts.

(a)                Subsequent to the Signing Date and other than as expressly permitted in accordance with Section 7.4(c), Seller shall not have the right to withdraw any Portfolio Accounts from the Portfolio; provided however, that, notwithstanding the foregoing, if, prior to the sale of a Portfolio Account to the Buyer in accordance with the terms hereof, such Portfolio Account is terminated by either the Seller or its Customer and all, or substantially all, indebtedness and obligations owing to the Seller in regard thereto are paid in full, then such Portfolio Account shall be withdrawn from the Portfolio by the Seller, with a corresponding adjustment of the Purchase Price.

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(b)               Prior to any Closing, if Buyer, in its good faith discretion, determines that any Portfolio Account breaches or is inconsistent with any of Seller’s representations and warranties in this Agreement, Buyer may upon written notice to Seller prior to the relevant Closing withdraw such Portfolio Account from the Portfolio and elect not to purchase such Portfolio Account. If Buyer elects to withdraw a Portfolio Account for any one Closing and prior to the final Closing, Buyer shall have the right until the final Closing to elect to include such withdrawn Portfolio Account in a subsequent Closing.

(c)                Prior to each Closing, Buyer and Seller shall each use their respective reasonable and good faith efforts to notify the other Party as soon as reasonably practicable after such Party first has Knowledge of any information or circumstance that the Seller may then be in breach of any of its representations or warranties in this Agreement or in any Seller Ancillary Agreement, or that at any Closing it will be in breach thereof, which breach would give rise to a claim by the Buyer against the Seller for indemnification under Section 11.1 or would give rise to a right by the Buyer to terminate this Agreement under Article XII. In the event of such notice, Buyer may elect to waive such breach in writing and any affected Portfolio Accounts shall not be withdrawn from the Portfolio. If such breach is not waived by the earlier to occur of (i) ten (10) days after receipt of such notice and (ii) the applicable Cut-off Time, Seller or Buyer may, upon prior written notice to the other Party, withdraw any affected Portfolio Account from the relevant Closing. Notwithstanding anything to the contrary in this Section 7.4(c), Buyer’s failure to provide notice to Seller under this Section 7.4(c) shall not in any way limit Buyer’s rights under this Agreement with respect to any Portfolio Account purchased by Buyer, including without limitation, rights to indemnification or repurchase pursuant to Article XI.

ARTICLE VIII
ADDITIONAL AGREEMENTS

8.1              Post-Closing Remittances and Adjustments; Further Assurances.

(a)                Except for amounts to which the Seller is entitled post-Closing in accordance with the terms of Article III, this Section 8.1, Section 11.2, or any other provision of this Agreement, amounts which are paid in respect of the Purchased Assets and are received by the Seller following the applicable Closing with respect to such Purchased Assets shall be received by the Seller as agent, in trust for and on behalf of the Buyer and the Seller shall pay promptly all of such amounts over to the Buyer and shall provide to the Buyer information, to the extent known, as to the nature, source and classification of such payments, including any invoice relating thereto. All amounts in respect of assets not transferred to the Buyer shall be received by the Buyer as agent, in trust for and on behalf of the Seller, and the Buyer shall promptly pay all of such amounts over to the Seller and shall provide to the Seller information, to the extent known, as to the nature, source and classification of such payments, including any invoice relating thereto.

(b)               The Buyer agrees to pay to the Seller (in immediately available funds), within seven (7) days following the Seller’s written demand with respect thereto, the face amount of any check which is returned to the Seller unpaid to the extent such check has been credited to any Customer’s account and for which such Customer was given credit in calculating the Net Funds Employed used in determining the Purchase Price.

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(c)                The Buyer hereby agrees to indemnify the Seller for, hold the Seller harmless from, and, promptly upon the Seller's demand therefor, reimburse to the Seller, in immediately available funds, the amount of any claim asserted against the Seller arising (i) out of the Seller’s remittance of any funds, or making of any payment, to the Buyer under Section 8.1(a) or any other provisions of this Agreement or (ii) under Sections 547 or 548 of the Federal Bankruptcy Code relating to a payment made to the Seller by a Debtor with respect to the Portfolio.

(d)               The Seller shall execute and deliver notices of assignment of each Portfolio Account substantially in the form attached hereto as Exhibit F, such notices of assignment to be delivered at the applicable Closings. The Seller shall also execute, to the extent prepared as of the applicable Closing Date, and thereafter the Buyer will use, each power of attorney of the Seller delivered at the applicable Closing to (i) effect the sale, transfer and conveyance to the Buyer of the Purchased Assets subject to such Closing, including the applicable Portfolio Documents, (ii) to enable the Buyer to bill, collect, service and administer the Portfolio Accounts, and (iii) to endorse checks and execute such other assignments, transfer documents, instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to the Buyer contemplated hereby of Purchased Assets and the consummation of the other transactions contemplated hereby with respect to the Portfolio Accounts; provided that the execution of any such assignments, transfer documents, instruments of further assurance, approvals, consents and any other documents by the Buyer under such power of attorney described hereinabove shall be without recourse of any kind to the Seller and without any representation or warranty on the Seller's part, except as expressly provided in this Agreement. Any other assignments, in particular any additional assignments of any lien instruments, any transfer documents, instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to the Buyer contemplated hereby of Purchased Assets and the consummation of the other transactions contemplated hereby with respect to the Portfolio shall be prepared by the Buyer, at the Buyer's expense, and submitted to the Seller for execution, if necessary, within sixty (60) days after the Initial Closing Date. The Buyer shall be responsible for the preparation and filing of, and any costs associated with the preparation of, such additional assignments and for any costs or filing fees associated with the recording thereof. Within sixty (60) days after the Initial Closing Date, the Seller shall also provide the Buyer with any affidavits of loss the Buyer may reasonably request with respect to any Portfolio Documents for which originals are not available.

(e)                The Seller and the Buyer acknowledge that (i) substantially all payments by Debtors in connection with the Portfolio Accounts are made to the Master Lockbox Account, and (ii) the Seller is not assigning its interest in the Master Lockbox Account to the Buyer. The Seller shall, for up to one hundred eighty (180) days after the Final Closing Date and at the Buyer’s expense, remit to the Buyer, on a weekly basis, any immediately available funds received by the Seller from the Master Lockbox Account solely to the extent relating to Portfolio Accounts. Seller shall close the Master Lockbox Account on the one hundred eightieth (180th) day after the Final Closing Date, or on an earlier date if instructed to do so by Buyer, in its sole discretion.

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(f)                Within a reasonable period after each Closing Date, the Buyer and the Seller agree to prepare and send to the Customers, the Debtors and applicable third parties the Notice of Assignment Letter. All costs associated therewith shall be borne by the Buyer.

8.2              Taxes; Prorations.

(a)                Any documentary stamp Tax, transfer or similar Tax directly attributable to the sale or transfer of the Purchased Assets or the Assumed Obligations shall be paid by the Seller.

(b)               Each party hereto shall provide reimbursement for any Tax which is the responsibility of such party in accordance with the terms of this Section 8.2 and which is paid by the other party. Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

(c)                Nothing herein shall be construed as obligating the Seller in any way to pay any taxes which are the liability of a Customer or which shall be due with respect to any Portfolio Collateral.

8.3              Non-Compete and Non-Solicitation.

(a)                For thirty-six (36) months after the Final Closing Date (the “Restricted Period”), the Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly (i) engage or assist in factoring or otherwise financing the Accounts of any Person (whether or not a Customer), providing any asset-based loan or other credit facility to any Customer, refinancing Portfolio Accounts or originating new Portfolio Accounts, or otherwise creating, selling, or profiting from commercial lending or working capital financial products in direct competition to Buyer, together and all of the foregoing, the “Restricted Business” anywhere in the United States, (ii) have an interest in any Person that engages directly or indirectly in any Restricted Business anywhere in the United States in any capacity, including as a partner, owner, member, employee, principal, agent, trustee or consultant or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) of Buyer.

(b)               During the Restricted Period, the Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of Buyer or encourage any such employee to leave such employment or hire any such employee who has left such employment.

(c)                During the Restricted Period, the Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, by means of direct mail, telephone, internet or personal solicitation, any Customers, clients or customers of Buyer or potential clients or customers of Buyer for purposes of prepayment, origination, refinance or modification of any Accounts or for any financial services or products.

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(d)               The Seller acknowledges that a breach or threatened breach of this Section 8.3 would give rise to irreparable harm to Buyer for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller or its Affiliates of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)                The Seller acknowledges that the restrictions contained in this Section 8.3 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to each of them to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  In the event that any covenant contained in this Section 8.3 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then the parties hereto hereby agree to amend this Agreement to cause such unenforceable provision (or any portion thereof) to be enforceable and enforced, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 8.3 and each provision hereof are severable and separate and distinct covenants and provisions.  The invalidity or unenforceability of any such covenant or provision, or any part thereof, as written, shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)                Notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing herein shall be deemed to prohibit, inhibit, limit or impair Seller's rights to collect the Retained Accounts, including, without limitation, the right to use any Intellectual Property Assets in connection therewith, and Buyer hereby grants Seller a limited license to use the Intellectual Property Assets for such purpose.

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligations of the Buyer under this Agreement, at the option of the Buyer, shall be subject to the satisfaction or waiver, on or prior to each Closing Date, of the following conditions:

9.1              No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by the Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of the Seller contained or referred to herein (other than with respect to any Portfolio Account that is withdrawn from the Purchased Assets in accordance with Section 7.4) shall be true and correct on the applicable Closing Date as though made on such Closing Date; and there shall have been delivered to the Buyer a certificate or certificates to such effect, dated as of such Closing Date and signed on behalf of the Seller by an authorized officer of the Seller.

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9.2              Consents. Buyer shall have received all material consents and approvals necessary for the transactions contemplated hereby; all notice and waiting periods required by law shall have passed; no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened; and any material conditions of any regulatory approval shall have been met.

9.3              Obligations Performed. The Seller shall perform and comply in all material respects with all the obligations and agreements required by this Agreement to be performed or complied with by it prior to or on such Closing Date.

9.4              Delivery of Closing Documents. Seller shall have delivered to the Buyer each document to be delivered pursuant to Section 4.4, together with all documents that are customary or necessary, each in a form acceptable to and approved by Buyer.

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller under this Agreement, at the option of the Seller, shall be subject to the satisfaction or waiver, on or prior to each Closing Date, of the following conditions:

10.1          No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by the Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of the Buyer contained or referred to in this Agreement shall be true and correct on the applicable Closing Date as though made on such Closing Date; and there shall have been delivered to the Seller a certificate to such effect, dated as of such Closing Date and signed on behalf of the Buyer by an authorized officer of the Buyer.

10.2          Necessary Consents and Approvals. Seller shall have received all material consents and approvals necessary for the transactions contemplated hereby; all notice and waiting periods required by law shall have passed; no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened; and any material conditions of any regulatory approval shall have been met.

10.3          Obligations Performed. The Buyer shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on such Closing Date.

10.4          Payment of Closing Payment; Delivery of Closing Documents. The Buyer shall have paid the Preliminary Closing Payment pursuant to Section 4.2 and delivered to the Seller each document to be delivered pursuant to Section 4.3, each in a form acceptable to and approved by Seller.

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ARTICLE XI
INDEMNIFICATION

11.1          Indemnification by the Seller. From and after the Initial Closing Date and subject to the limitations of this Article XI, the Seller agrees to indemnify and hold the Buyer and its Affiliates, their respective successors and assigns, and in each such case their respective present or former directors, officers, employees and agents ("Buyer Indemnified Parties") harmless from and against any and all Losses and Expenses incurred by any Buyer Indemnified Party in connection with, resulting from, related to or arising from:

(a)                any inaccuracy or breach by the Seller of any of its representations or warranties in this Agreement or in any Seller Ancillary Agreement;

(b)               any breach or nonfulfillment of any agreement or covenant to be performed by the Seller pursuant to this Agreement or any Seller Ancillary Agreement;

(c)                any action, complaint, investigation, petition, suit or other proceeding, whether civil, criminal or administrative, in law or in equity, or before any arbitrator or a Governmental Body (including but not limited to any counterclaim or cross claims), relating to any of the Portfolio Accounts or Portfolio Documents in a Purchased Portfolio, in each case arising out of or based upon or with respect to any action or event occurring prior to the relevant Closing Date related to such Portfolio Account or Portfolio Document, whether or not pending or threatened on the Signing Date or at the applicable Closing, and whether brought, made or instigated by any Governmental Body or any other Person; or

(d)               the operation or administration of any Purchased Portfolio prior to the Closing Date applicable thereto.

11.2          Indemnification by the Buyer. From and after the Initial Closing Date and subject to the limitations of this Article XI, the Buyer agrees to indemnify and hold the Seller and its Affiliates, their respective successors and assigns, and in each such case their respective present or former directors, officers, employees and agents ("Seller Indemnified Parties") harmless from and against any and all Losses and Expenses at any time incurred by any Seller Indemnified Party in connection with, resulting from, related to or arising from:

(a)                any inaccuracy or breach by the Buyer of any of its representations or warranties in this Agreement or in any Buyer Ancillary Agreement;

(b)               any breach or nonfulfillment of any agreement or covenant to be performed by the Buyer pursuant to this Agreement or any Buyer Ancillary Agreement;

(c)                any action, complaint, investigation, petition, suit or other proceeding, whether civil, criminal or administrative, in law or in equity, or before any arbitrator or a Governmental Body (including but not limited to any counterclaim or cross claims), relating to any of the Portfolio Accounts or Portfolio Documents in a Purchased Portfolio, in each case arising out of or based upon or with respect to any action or event occurring on or after the relevant Closing Date related to such Portfolio Account or Portfolio Document, whether or not pending or threatened on the Signing Date or at the applicable Closing, and whether brought, made or instigated by any Governmental Body or any other Person; or

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(d)               the operation or administration of any Purchased Portfolio after the Closing Date applicable thereto.

11.3          Notice of Claims. Promptly upon the sooner to occur of (a) a party's acquisition of knowledge of facts or circumstances which could serve as the basis for a claim under this Article XI or (b) receipt of notice of any claim, demand or assessment or the commencement of any suit, action, arbitration or proceeding in respect of which indemnity may be sought on account of the indemnity agreement contained in this Article XI, the party seeking indemnification (the "Indemnified Party") shall give written notice to the party obligated to provide indemnification to such Indemnified Party (the "Indemnifying Party") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based and within sufficient time to respond to such claim or answer or otherwise plea in such action; provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

11.4          Third Party Claims. In the event that any Person not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any Losses or Expenses to one party hereto of the kind for which such party is entitled to indemnification pursuant to this Article XI, then, after written notice is provided by the Indemnified Party, the Indemnifying Party shall have the option, at its Expense, to provide legal counsel for the Indemnified Party (such counsel shall be reasonably satisfactory to the Indemnified Party) to defend any such demand, claim or lawsuit. The Indemnifying Party agrees to compensate or reimburse the Indemnified Party for such reasonable legal fees as and when they are incurred. In effecting the settlement of any such demand, claim or lawsuit, an Indemnified Party shall act in good faith, shall consult with the Indemnifying Party and shall enter into only such settlement as the Indemnifying Party shall approve, which approval shall not be unreasonably withheld (the Indemnifying Party's approval will be implied if it does not respond within ten (10) calendar days of its receipt of the notice of such settlement offer). Each party shall reasonably cooperate with the other party in connection with the defense of any such claim including, without limitation, by making personnel available for interviews and as witnesses, providing books, records, files and other documents or materials relevant to such claim, designating an internal point of contact to assist with and coordinate discovery requests and otherwise assist with the claim, and granting such authorizations or limited powers of attorney, or executing documents, agreements, orders or other instruments as such party may reasonably consider necessary, desirable or required in connection with the defense of any such claim. The party providing the aforementioned assistance shall be reimbursed for its reasonable "out-of-pocket" expenses arising from such assistance including, without limitation, travel, lodging and copying, retrieval or reproduction costs.

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In the event of any third party demand, claim, lawsuit or threat of lawsuit for which the Seller shall be the Indemnifying Party, the Seller reserves the right, in its sole discretion, to repurchase the Purchased Asset(s) relating to the Portfolio Account which are the subject of the demand, claim or lawsuit. The Seller shall notify the Buyer of the Seller's intention to repurchase the Purchased Asset(s) at the Seller's expense. At the closing of any such repurchase, the Seller shall pay to the Buyer as the repurchase price an amount equal to the sum of the Net Funds Employed of such Portfolio Account on the date of repurchase, plus any premium paid by Buyer on the original Closing Date by wire transfer of immediately available funds to such account as the Buyer shall designate in writing to the Seller, and the Buyer shall convey to the Seller all of the Buyer's right, title and interest in and to such repurchased Purchased Asset(s) and the assignment and transfer documents relating to such Purchased Asset(s). The conveyance documents executed by the Buyer reconveying the Purchased Asset(s) to the Seller shall contain such representations and warranties by the Buyer in favor of the Seller concerning the Purchased Asset(s) which may be reasonably requested by the Seller to confirm, inter alia, that the Buyer shall have unencumbered title to the Purchased Asset(s) being reconveyed, the Buyer shall have the ability and authority to reconvey the Purchased Asset(s), the Buyer's compliance with Requirements of Law as in effect on the date of reconveyance, and the Buyer's compliance with its obligations under the Assignment and Assumption Agreement during its ownership of the Purchased Asset(s).

No amounts paid by the Seller to repurchase any Purchased Assets hereunder shall be applied to the threshold amount for indemnification claims against the Seller provided for in Section 11.7 below.

11.5          General. In addition, the Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XI to use all commercially reasonable efforts to mitigate all Losses and Expenses upon and after becoming aware of any event which could reasonably be expected to give rise to such Losses and Expenses. No party shall be entitled to bring or maintain an indemnification claim with respect to any inaccuracy or breach of any representation or warranty of any other party contained in this Agreement, or with respect to any failure by any other party to perform or observe any covenant, agreement or condition required by this Agreement, of which such party was aware or had knowledge on or prior to the Initial Closing Date.

11.6          Survival of Representations and Warranties; Bar Date for Indemnification Claims. All representations, warranties, covenants and obligations in this Agreement and any other agreement, document or certificate delivered pursuant to this Agreement (other than the representations and warranties set forth in Sections 5.4 and 5.5) will survive the Closings for a period ending on the eighteen (18) month anniversary of the Final Closing Date, and no claim for indemnification for any purpose under this Agreement shall be made after such date (unless notice of such claim or the basis for such claim is delivered by a party hereto in strict compliance with this Article XI on or before the date that is the eighteen (18) month anniversary after the Final Closing Date). The representations and warranties set forth in Sections 5.4 and 5.5 shall survive the Closings for a period ending on the twelve (12) month anniversary of the Final Closing Date, and no claim for indemnification with respect such representations and warranties shall be made after such date (unless notice of such claim or the basis for such claim is delivered by a party hereto in strict compliance with this Article XI on or before the date that is the twelve (12) month anniversary after the Final Closing Date).

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11.7          Limitations on Indemnification by Seller. The Seller will have no liability with respect to the matters described in Section 11.1 until the total of all Losses and Expenses with respect to such matters exceeds $100,000 (the "Basket"), at which point the Seller will be obligated to indemnify the Buyer Indemnified Parties for all Losses and Expenses without regard to the Basket. The Seller's maximum aggregate liability with respect to the matters described in Section 11.1 will be limited to the Purchase Price.

11.8          Payment of Claims. All claims for indemnity under this Article XI shall be paid on demand in immediately available funds in United States Dollars after such claim and the liability for Losses and Expenses thereunder have been finally determined. A claim, and the liability for Losses and Expenses thereunder, shall be deemed to be “finally determined” for purposes of this section when the parties have so determined by mutual agreement or, if disputed, when a final order of a court of competent jurisdiction or a final order of an arbitrator having competent jurisdiction, if one shall have been selected by the parties, has been entered. Any indemnification payments made by any Indemnifying Party shall be deemed to be and treated for all purposes, including, without limitation, tax purposes, as adjustments to the Purchase Price. The liability of the Indemnifying Party with respect to any indemnification claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnified Party as a result of any Losses or Expenses upon which such indemnification claim is based.

11.9          Limited Remedies. If the Closings occur, except for remedies based upon fraud and except for equitable remedies, the remedies and limitations provided in this Article XI of this Agreement constitute the sole and exclusive remedies for recovery against the Indemnifying Party based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnifying Party contained herein or in any certificate, Schedule or Exhibit furnished by any Indemnifying Party in connection herewith, or based upon the failure of any Indemnifying Party to perform any covenant, agreement or undertaking required by the terms hereof to be performed by such Indemnifying Party. The foregoing shall not in any manner limit (a) any claims by either party with respect to the computation or payment of the Purchase Price pursuant to Sections 3.1 through 3.7 for any reason, any such claims to be subject exclusively to the provisions of Sections 3.1 through 3.7 or (b) any claims by the Seller pursuant to Section 8.1, any such claim to be subject exclusively to the provisions of Section 8.1.

11.10      Subrogation. Upon payment in full of any indemnification claim or the payment of any judgment or settlement with respect to a third party claim under this Agreement, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any person or entity with respect to the subject matter of such indemnification claim or third party claim.

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ARTICLE XII
TERMINATION

12.1          Termination. This Agreement may be terminated in any of the following ways on or prior to the Initial Closing Date:

(a)                by the mutual written consent of the Buyer and the Seller at any time on or prior to the Initial Closing Date;

(b)               by the Seller in writing if the conditions set forth in Article X of this Agreement with respect to the Initial Closing Date shall not have been met by the Buyer or waived in writing by the Seller on or prior to the Initial Closing Date;

(c)                by the Buyer in writing if the conditions set forth in Article IX of this Agreement with respect to the Initial Closing Date shall not have been met by the Seller or waived in writing by the Buyer on or prior to the Initial Closing Date; or

(d)               any time on or prior to the Initial Closing Date, by either the Seller or the Buyer in writing if the other party shall have been (i) in material breach of any representation and warranty (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), other than any breach by the Seller with respect to a Portfolio Account that is withdrawn from the Purchased Assets in accordance with Section 7.4, or (ii) in material breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the Initial Closing Date.

12.2          Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give prompt written notice of such termination to the other party.

12.3          Effect of Termination.

(a)                In the event that this Agreement shall be terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than Sections 13.1, 13.10 and 13.14, and this Article XII), shall be terminated, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

(b)               If this Agreement is terminated as provided herein:

(i)                 each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to the transactions contemplated herein, whether obtained before or after the execution hereof, to the party furnishing the same;

(ii)               each party will destroy all analyses, studies, surveys, evaluations, reports and other internal documents used to evaluate or analyze the transactions contemplated herein, and shall certify to the other party of such destruction;

(iii)             all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any Governmental Body) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons; and

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(iv)             each party will pay its own expenses, except as otherwise provided in Section 12.3(c) and Section 12.3(d).

(c)                Neither the Buyer nor the Seller waives any right it may have to require the other to mitigate damages in connection with any damage claim against the Buyer or the Seller made under this Article XII.

(d)               If the transactions contemplated hereby are not consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses. In the event of judicial proceedings brought by either party in order to enforce its rights under this Article XII, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses.

ARTICLE XIII
GENERAL PROVISIONS

13.1          Confidential Nature of Information. Each party hereto agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be disclosed to any other party or Person; provided that either party hereto may disclose such documents, materials and information to any of its counsel, accountants or financial advisors who are informed of the confidentiality provisions contained herein, it being understood that such disclosing party shall be liable to the other party hereto for any disclosure or use of such documents, materials and information in violation of the terms hereof by any of its counsel, accountants or financial advisors. Neither party hereto shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets and the assumption of the Assumed Obligations. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) is or becomes available to such party from a source other than the other party, (b) is or becomes available to the public other than as a result of disclosure by such party or its agents, (c) is required to be disclosed under applicable law or judicial process, or to any Governmental Body having regulatory authority over such party or its Affiliates, but only to the extent it must be disclosed, or (d) such party reasonably deems necessary to disclose in order to obtain any of the consents or approvals contemplated hereby.

13.2          No Partnership. Nothing herein shall be construed as creating a partnership, joint venture or agency relationship between the Buyer and the Seller, except to the extent the power of attorney to be delivered to the Buyer at each Closing by the Seller creates an agency relationship.

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13.3          No Public Announcement. No party hereto, without the approval of the other party hereto, shall make any press release or other general public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures to employees and as necessary to implement the provisions of this Agreement or to comply with accounting and Securities and Exchange Commission disclosure obligations.

13.4          Notices. All notices required under this Agreement shall be in writing and shall be considered given upon: (a) personal delivery (including delivery by overnight courier) of the written notice; (b) sending the message by a telecopy or facsimile machine to the other party's telecopy or facsimile machine, provided the sending machine automatically prints a message confirming that the message was received, and a copy thereof is forthwith mailed or sent by personal delivery to the addressee; or (c) if sent via United States mail, the third day following mailing, certified mail, return receipt requested, postage prepaid and appropriately addressed. Such addresses shall be:

(a)                If to the Seller, to:

Anchor Funding Services, LLC

2700 N. Military Trail Suite 200

Boca Raton, FL 33431

Attention: Brad Bernstein

Telephone: 561-367-1504

Facsimile: 212-214-0881

With a Copy to (which shall not constitute Notice):

K&L Gates LLP

Hearst Tower

214 North Tryon Street, 47th Floor

Charlotte, North Carolina 28202

Attention: Mark Busch, Esq.

Telephone: (704) 331-7440

Facsimile: (704) 353-3203

(b)               If to the Buyer, to:

Transportation Alliance Bank Inc.

4185 Harrison Blvd., Suite 200

Ogden, Utah 84403

Attention: General Counsel

Telephone: (801) 624-4422

Facsimile: (801) 395-8653

With a Copy to (which shall not constitute Notice):

Snell & Wilmer L.L.P.

15 W South Temple #1200,

Salt Lake City, Utah 84101

Attention: Brad Merrill, Esq.

Telephone: (801) 857-1900

Facsimile: (801) 857-1800

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

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13.5          Successors and Assigns. The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Final Closing Date without the written consent of the other party (except that if the Seller merges with or consolidates into an Affiliate of the Seller, or an Affiliate of the Seller acquires the stock or assets of the Seller, no consent thereto of the Buyer shall be required). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns. Following the Final Closing Date, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

13.6          Access to Records after Closing.

(a)                The Buyer agrees that on and after each applicable Closing Date it will permit the Seller and its representatives, during normal business hours and on reasonable prior notice and without unreasonably interfering with the business of the Buyer, to have access to and to examine and take copies of all applicable Files, whether with respect to transactions or events occurring prior to the applicable Closing Date or to transactions or events occurring subsequent to the applicable Closing Date which arise out of transactions or events occurring prior to or after such Closing Date, other than those documents or materials or work product in any of the Files reasonably determined by Buyer to constitute an attorney-client privileged communication. The Seller and the Buyer agree that any such access to the Files shall be granted only in the event that the Seller or an Affiliate of the Seller is named as a party in, or is threatened with, any litigation or similar proceeding in connection with any Purchased Asset or to the extent that the Seller may require such access in connection with any Tax, regulatory, accounting, corporate or similar matter relating to any Purchased Asset or its transfer hereunder.

(b)               The Buyer agrees that it shall preserve and keep the Files for a period at least equal to the period required by the Buyer's record retention policy for similar materials. Notwithstanding any of the foregoing, the Buyer may destroy any or all of the Files without notice to the Seller at any time after the seventh (7th) anniversary of the Signing Date.

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(c)                The Seller agrees that on and after the applicable Closing Date it will permit the Buyer and its representatives, during normal business hours and on reasonable prior notice and without unreasonably interfering with the business of the Seller, to have access to electronically-stored data or other computerized records of the Seller (other than Excluded Materials) that relate exclusively to the applicable Portfolio Accounts. The Seller agrees that it shall preserve and keep such electronically-stored data and computerized records relating exclusively to the Portfolio Accounts (other than Excluded Materials) for a period at least equal to the period required by the Seller's record retention policy for similar materials.

(d)               Each party agrees that its access to books and records of the other party pursuant to this Section 13.6 shall be subject to the confidentiality provisions of Section 13.1.

13.7          Entire Agreement; Exhibits and Schedules; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the other Purchase Documents contain the entire understanding and agreement of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, inducements, understandings, disclosures, correspondence, offering memoranda or letters of intent between or among any of the parties hereto, whether expressed or implied, oral or written, regarding the same subject matter. Each of the Exhibits and Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

13.8          Interpretation. Article titles and section headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement.

13.9          Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

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13.10      Expenses.

(a)                Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

(b)               If the parties submit any matter involving the determination of the Purchase Price to an Accounting Firm, the fees and expenses of the Accounting Firm shall be paid by the parties hereto, with the responsibility of each party for payment of final fees and expenses being reduced by a percentage that is equal to the amount ultimately awarded by the Accounting Firm to that party divided by the total amount in dispute between the parties.

(c)                The Buyer will pay for all shipping and transportation costs for the Files to such location as directed by Buyer with respect to each Closing.

13.11      Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or any other provisions hereof, unless such a construction would be unreasonable.

13.12      Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Seller and the Buyer.

13.13      Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.14      Dispute Resolution. In the event of any dispute or controversy between the parties hereto, arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this Section 13.14, but excluding any dispute as to the calculation of the Purchase Price which shall be subject exclusively to the provisions of Article III) or any documents or instruments relating hereto, the parties shall use their reasonable efforts to settle such dispute or controversy amicably by negotiation for a period of thirty (30) days, commencing upon the receipt of written demand for negotiation setting forth the basis of the dispute. After the expiration of the thirty (30) day negotiation period, either party may commence judicial action to resolve such dispute as set forth below. The provisions of this Section 13.14 shall not apply to the extent that either party hereto reasonably believes that it needs to seek injunctive relief in a judicial proceeding in order to avoid irreparable harm.

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13.15      Jurisdiction; Governing Law; Waiver of Jury Trial.

(a)                Any controversy or claim between or among the parties, arising out of or relating to this Agreement or any agreements or instruments relating hereto, including any claim based on or arising from an alleged tort (but excluding any dispute as to the calculation of the Purchase Price which shall be subject exclusively to the provisions of Article III), shall be subject to the exclusive jurisdiction of the federal courts sitting in Salt Lake City, Utah or, if such courts do not have jurisdiction, in the state courts of Utah sitting in Salt Lake City, Utah, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Any such claim or controversy shall be governed by the substantive laws of the state of Utah, conflicts of laws principles notwithstanding.

(b)               Each party hereto hereby waives trial by jury in any action, proceeding or counterclaim arising out of or in any way concerned with this Agreement or any of the agreements, instruments or documents contemplated hereby. No party hereto, nor any assignee or successor of any party hereto shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon, or arising out of, this Agreement or any of the agreements, instruments or documents contemplated hereby. No party hereto will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. The provisions of this Section 13.15 have been fully discussed by the parties hereto, and the provisions shall be subject to no exceptions. No party hereto has in any way agreed with or represented to any other party that the provisions of this Section 13.15 will not be fully enforced in all instances.

13.16      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Utah.

13.17      Termination of Rediscount Facility Agreement.   The Buyer hereby agrees that, upon its receipt of full repayment of all outstanding amounts owed by Seller to Buyer under the Rediscount Facility Agreement and other Obligations (as defined in Section 1 of the Rediscount Facility Agreement) (other than contingent indemnification obligations for which no claim has been made), on and with effect from such date, without any further action by it or any other person, (a) all obligations of the Seller with respect to the Rediscount Facility Agreement shall be paid and satisfied in full, (b) the Rediscount Facility Agreement (and any agreements, documents or instruments relating thereto, including, without limitation, the Continuing Guaranty and Waivers granted by Anchor Funding Services, Inc. and Anchor Trade Finance, LLC and the Validity Warranties executed by Brad Bernstein and Morry Rubin) shall be terminated and have no further force and effect and (c) any liens or encumbrances granted by the Seller to secure its obligations under the Rediscount Facility Agreement shall be completely terminated and released.  The Buyer hereby authorizes the Seller and its counsel, K&L Gates LLP, to prepare and file any and all releases and UCC termination statements as are necessary to terminate all lien filings of record associated with the Rediscount Facility Agreement.

[Signatures contained on following page]

39

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

SELLER:

ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company

By:	/s/ Brad Bernstein
Brad Bernstein, its President/CFO

BUYER:

TRANSPORTATION ALLIANCE BANK INC., a Utah industrial bank

By:	/s/ Chris Abel
Chris Abel, its Vice President

[Asset Purchase Agreement]

40

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into effective as of ___________, 2014 (the "Effective Date") by and between ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (the "Seller"), and TRANSPORTATION ALLIANCE BANK INC., a Utah industrial bank (the "Buyer"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Asset Sale Agreement (as defined below).

WITNESSETH:

WHEREAS, the Seller and the Buyer have entered into an Asset Purchase and Sale Agreement dated as of __________, 2014 (the "Asset Sale Agreement"); and

WHEREAS, subject to the terms of the Asset Sale Agreement, the Seller has agreed to sell, transfer and convey to the Buyer all of the Seller's right, title and interest in the Purchased Assets relating to the Portfolio Accounts being purchased by the Buyer on the date hereof described on Schedule 1 attached hereto (the “Subject Purchased Assets”); and

WHEREAS, as a part of the Purchase Price for the Purchased Assets, the Buyer has agreed to assume the Assumed Obligations relating to the Subject Purchased Assets (the “Subject Assumed Obligations”); and

WHEREAS, this Agreement is designed to effectuate the assignment by the Seller and the assumption by the Buyer of the aforesaid rights, obligations and liabilities.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Asset Sale Agreement, the receipt and legal sufficiency of such consideration being hereby acknowledged, it is agreed as follows:

1.                  The Seller hereby sells, transfers, assigns and delivers to the Buyer all of the Seller's right, title and interest in and to the Subject Purchased Assets, and assigns to the Buyer the Seller's rights under the Subject Purchased Assets.

2.                  The Buyer hereby assumes the Seller's obligations under the Subject Assumed Obligations, namely all purchase, funding and other contractual obligations of the Seller to be performed on or after the date hereof under the Portfolio Documents relating to the Subject Purchased Assets.

3.                  The Seller neither assigns, nor does the Buyer assume, any liabilities or obligations of the Seller whatsoever, except for those liabilities expressly set forth in Paragraph 2 hereof and in the Asset Sale Agreement.

4.                  The terms of the Asset Sale Agreement are expressly incorporated herein and made a part hereof by reference.

5.                  This instrument is executed by and shall be binding on the parties as of the Closing on the date hereof.

6.                  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, notwithstanding any otherwise applicable conflicts of law principles.

IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed in their respective names by their duly authorized officers as of the day first above written.

SELLER:

ANCHOR FUNDING SERVICES, LLC

By:
[Manager/Managing Member]

BUYER:

TRANSPORTATION ALLIANCE BANK INC.

By:
[Senior Vice] President

Exhibit A -- 2

Schedule 1

Exhibit A -- 3

EXHIBIT A-1

ASSIGNMENT OF INTELLECTUAL PROPERTY Assets

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY ASSETS (the “Assignment”) is made, executed and delivered as of _______________, 2014, between ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (the "Assignor"), and TRANSPORTATION ALLIANCE BANK INC., dba TAB Bank, a Utah industrial bank (the "Assignee").

RECITALS

WHEREAS, this Assignment is being executed and delivered pursuant to that certain Asset Purchase and Sale Agreement by and among Assignor and Assignee and dated as of _________________, 2014 (“Purchase Agreement”); and

WHEREAS, all initially capitalized terms used but not otherwise defined in this Assignment shall have the meanings assigned to such terms in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Intellectual Property Assets, including all goodwill associated therewith, and including, without limitation, that certain Intellectual Property described in Exhibit A attached hereto, free and clear of all Encumbrances, with such assignment to further include all of the Assignor’s rights to (a) sue for infringement with respect to the Intellectual Property Assets, whether arising prior to or subsequent to the date of this Assignment, and (b) any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States or in any other jurisdiction, the same to be held and enjoyed by the Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the Assignor had this Assignment not been made.

2. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, and without further remuneration, the Assignor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Assignee may reasonably request in order to obtain the full benefit of this Assignment and of the rights and powers granted hereby.

3. This Assignment may be executed in one or more counterparts, and each signatory hereto may sign on a separate counterpart, each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document. Facsimile signature pages will be acceptable and shall be conclusive evidence of execution.

4. This Assignment is expressly made subject to the Purchase Agreement, and any conflict between the terms of this Assignment and the terms of the Purchase Agreement shall be construed in favor of the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

ASSIGNOR:

ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company

By:

_____________, [Manager/Managing Member]

ASSIGNEE:

TRANSPORTATION ALLIANCE BANK INC.

By:

_____________, [Senior Vice] President

Exhibit A-1 --2

EXHIBIT A

DESCRIPTION OF INTELLECTUAL PROPERTY ASSETS

[TO BE ATTACHED]

Exhibit A-1 -- 3
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EXHIBIT B

BUYER'S OFFICER'S CERTIFICATE

This Certificate is prepared and delivered as required by Section 4.3(c) of the Asset Purchase and Sale Agreement, dated as of ___________, 2014 (the "Agreement"), by and between ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (the “Seller"), and TRANSPORTATION ALLIANCE BANK INC., a Utah industrial bank (the "Buyer"). All capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Agreement.

The undersigned, ____________________ , in his capacity as an officer of the Buyer and not in his individual capacity, does hereby certify to the Seller that (1) he is the duly elected, qualified and acting [Senior Vice] President of the Buyer, (2) all of the representations and warranties of the Buyer found in Article VI of the Agreement are true and correct as of the date of this certificate with the same effect as though such representations and warranties were made at and as of such time and (3) all conditions and covenants required to be performed by the Buyer have been performed prior to the Closing on the date hereof.

Date: __________, 2014.

TRANSPORTATION ALLIANCE BANK INC.

By:

________________, [Senior Vice] President

EXHIBIT C

SELLER'S OFFICER'S CERTIFICATE

This certificate is prepared and delivered as required by Section 4.4(c) of the Asset Purchase and Sale Agreement, dated as of ___________, 2014 (the "Agreement"), by and between ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (the "Seller"), and TRANSPORTATION ALLIANCE BANK INC., a Utah industrial bank (the "Buyer"). All capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Agreement.

The undersigned, ________________________, in his capacity as an officer of the Seller and not in his individual capacity, does hereby certify to the Buyer that (1) he is the duly elected, qualified and acting [Manager/Managing Member] of the Seller, (2) all of the representations and warranties of the Seller found in Article V of the Agreement are true and correct as of the date of this certificate with the same effect as though such representations and warranties were made at and as of such time and (3) all conditions and covenants required to be performed by the Seller have been performed prior to the Closing on the date hereof.

Date: _____________, 2014

ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company

By:

________________, [Manager/Managing Member]

EXHIBIT D

POWER OF ATTORNEY

THIS POWER OF ATTORNEY (this "Power of Attorney") is dated as of __________, 2014 by ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (the "Seller"), to be effective as of 11:59 p.m. on such date. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Agreement (as defined below).

WITNESSETH:

WHEREAS, the Seller and TRANSPORTATION ALLIANCE BANK INC., a Utah industrial bank (the "Buyer") have entered into an Asset Purchase and Sale Agreement dated as of _________, 2014 (the "Agreement"), which provides for the sale by the Seller to the Buyer of certain personal property described therein; and

WHEREAS, in the Agreement, the Seller has agreed, from time to time, at the request of the Buyer, to execute, acknowledge and deliver to the Buyer assignments, transfer documents, instruments of further assurance, approvals and consents that may be reasonably required to (i) transfer to the Buyer certain Purchased Assets (as defined in the Agreement) being acquired by the Buyer pursuant to the Agreement, including Portfolio Accounts and Portfolio Collateral therefor to the extent of the Seller's interest in such collateral, and Files (other than Excluded Materials) and records relating to such Portfolio Accounts, (ii) enable the Buyer to bill, collect, service and administer the Portfolio Accounts and other Purchased Assets transferred thereby, and (iii) give full force and effect to the intent and purpose of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby irrevocably appoints and authorizes the President, any Vice President or the Secretary of the Buyer as its attorney-in-fact to execute, endorse, file and record any and all documents necessary to effect the proper transfer of title to the Purchased Assets relating to the Portfolio Accounts being purchased by the Buyer on the date hereof (the “Subject Purchased Assets”) and to enable the Buyer to bill, collect, service and administer the Subject Purchased Assets, including, but not limited to, the endorsement of checks and the endorsement, transfer and recording pursuant to the Agreement, of all financing statements and other UCC filings, mortgages, deeds of trust, security agreements, pledges, certificates of title, and other collateral instruments and similar documents relating to the Subject Purchased Assets. This Power of Attorney is not intended to and does not convey to the Buyer any right to endorse or record any documents of title relating to collateral or other assets other than the Subject Purchased Assets and does not authorize the Buyer to execute or endorse any document with recourse to the Seller or with any representations and warranties on the part of the Seller, except as expressly provided in the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed by a duly authorized officer as of the date first written above.

ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company

By: ________________, [Manager/Managing Member]

STATE OF _______ )

) ss.

COUNTY OF ______ )

On ___________, 2014, before me appeared _______________, to me personally known, who being by me duly sworn, did say that he is a [Manager/Managing Member] of ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company, and said person acknowledged execution of the foregoing instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

__________________________

Notary Public

_______________________

My Commission Expires:

Exhibit D - Power of Attorney -- 2

EXHIBIT E

NOTICE OF ASSIGNMENT LETTER

[SEE ATTACHED]

April 22, 2014

Dear Anchor Client:

For over two years, Transportation Alliance Bank (TAB) has been our lender, enabling us to serve your daily funding needs consistently and timely. We have had a great partnership with TAB, and I am pleased to announce that Anchor is selling its factoring portfolio to TAB. TAB is an FDIC insured bank that specializes in serving small and medium sizes businesses through factoring and asset based lending. Additionally, TAB offers equipment loans and a full range treasury services that you will now have access to.

As our lender, TAB already has familiarity with your account, so you will continue to receive nothing less than the same great, responsive service. I believe having a bank such as TAB as your direct funding source is a positive step for your company.

In the next few days, we will be calling you, together with your new TAB Relationship Manager to transition your account. In the meantime, I would encourage you to visit TAB’s website at www.tabbank.com to learn more about the services now available to you.

Thank you for letting Anchor serve you, and we wish you continued success!

Brad Bernstein

President

HQ & Operations:	10801 Johnston Road, Charlotte, NC 28226	T: (866) 789-3863 F: (704) 542-4724
www.AnchorFundingServices.com

EXHIBIT F

ASSIGNMENT OF PORTFOLIO ACCOUNT

FOR VALUE RECEIVED, the undersigned ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (the "Seller"), hereby sells, transfers, assigns, and sets over to TRANSPORTATION ALLIANCE BANK INC., a Utah industrial bank (the "Buyer"), without recourse or warranty, express or implied, except only as specifically provided in that certain Asset Purchase and Sale Agreement dated as of ______________, 2014 (the “Asset Purchase and Sale Agreement”), between the Seller and the Buyer, all of its right, title, and interest in and to the Portfolio Account evidenced by that certain [Factoring Agreement] dated ________________, between ____________________________and the Seller, and any amendments thereto, together with all agreements, instruments, documents and other writings executed in connection therewith or relating thereto, and all of the Seller's rights and obligations thereunder, including, without limitation, all collateral and guaranties thereunder. Capitalized terms not defined herein shall have the meanings ascribed them in the Asset Purchase and Sale Agreement.

All rights, obligations, liabilities, and responsibilities with respect to the Portfolio Account and the servicing thereof are hereby transferred, assigned, and conveyed to the Buyer, who hereby assumes and agrees to perform all obligations thereunder, and the Seller is hereby discharged from all liability therefor.

EXCEPT AS EXPRESSLY SET FORTH IN THE ASSET PURCHASE AND SALE AGREEMENT, THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER, OR NATURE WITH RESPECT TO THE PORTFOLIO ACCOUNT OR ANYTHING RELATING THERETO.

IN WITNESS WHEREOF, this Assignment of Portfolio Account is executed as of _________, 2014.

SELLER:

ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company

By:

____________, [Manager/Managing Member]

Schedule 1.1A

Closing Schedule

Name	Funding day
Younghwe USA, Inc.	4/30/14
Direct Source, Inc.	4/30/14
A1 Medical Gas, Inc.	4/30/14
Safeway Transportation, Inc.	4/30/14
Kenney & Company Staffing, Inc.	4/30/14
Hernandez Trucking LLC	4/30/14
Marketing Solutions, Inc.	4/30/14
Kube, LLC	4/30/14
Healthcare Facility Solutions, LLC	4/30/14
Pacifica Systems Integration Group	4/30/14
Major Staffing Agency LLC	4/30/14
Martin Hauling LLC	4/30/14
Apollo Enterprises	5/2/14
Frick Transfer Inc*	5/2/14
Executive Plastics, Inc.	5/2/14
Elan Foods, Inc.	5/2/14
Barr Scientific, LLC	5/2/14
Unified Pallets Incorporated	5/2/14
T D Transport Inc*	5/2/14
Valley Pump & Supply, KS, Inc.	5/2/14
GetGreen, LTD.	5/2/14
Onsight Solutions of Dallas - Fort Worth TX, LLC	5/2/14
Inventas Group Inc	5/2/14
Cochhbha Enterprises, Inc.	5/2/14
JMJ Plumbing, LTD.	5/2/14
Hillsboro Taxi Inc	5/6/14
Bulwarkdata, LLC	5/6/14
Calvex, LLC	5/6/14
Arnold International, Inc.	5/6/14
G I M & C, LLC	5/6/14
AMS Technologies, LLC	5/6/14
Lock Systems Inc	5/6/14
West Way Logistics LLC.	5/6/14
Trinus Energy Service, LLC	5/6/14
Harbor Consulting Group, LLC	5/6/14
R W R Trucking Inc*	5/6/14
LTL Express Lines, Inc.	5/6/14
Timberland Pinestraw Specialists LLC	5/6/14
Shico Holdings LLC	5/8/14
ABS Fire Protection, LLC	5/8/14
Get It Right Tape Company, Inc.	5/8/14
Nikster Transport LLC*	5/8/14
Paul J Leger d/b/a PJL Auto Transportation	5/8/14
New Point Media, Inc.	5/8/14
CRWI, LLC	5/8/14
CSG Scientific, Inc.	5/8/14
E&S Medical Staffing, Inc.	5/8/14
Tec-Team Industries, Inc.	5/8/14
Solutions In Warehousing, Inc.	5/8/14
Onsight Solutions of Greater Atlanta Georgia LLC	5/8/14
Mudis USA, Inc.	5/13/14
Mission Support Specialists, Inc.	5/13/14
A L Baker Trucking LLC	5/13/14
American Marketing & Cable Services, Inc.	5/13/14
Fab Network Marketing Service LLC*	5/13/14
MMI Enterprises Inc	5/13/14
Robert Baux d/b/a Baux Transport*	5/13/14
E-Work.Com, Inc.	5/13/14
M R K Logistics LLC	5/13/14
Intelligent Security Protection LLC	5/13/14
Lillieroose Corp d/b/a Hi-Gear Express*	5/13/14
Ronnie A Deason d/b/a Deason Trucking*	5/13/14
RC Markeing & Promotions Inc.	5/13/14
Ron's Texstyles LLC	5/13/14
Central Sea Coast Appraisals Inc	5/13/14
Onsight Solutions of Raleigh LLC	5/13/14
The Burris Enterprise, Inc.	5/13/14
Carter Transport Services	5/13/14
Apex Tarps & Systems, Incorporated	5/13/14
Acousta-Kleen of Central Florida Inc	5/13/14
Hobby Won Trucking Inc*	5/13/14
Extreme Expedite Inc	5/15/14
Applied Perceptions LLC	5/15/14
Underground Works Inc.	5/15/14
Paul L Brownridge d/b/a Brownridge Transportation*	5/15/14
D & D Enterprises of Deep Gap Inc*	5/15/14
Superior Automatic Fire Equipment, Inc.	5/15/14
Giddens Consulting, Inc.	5/15/14
Designer Frames Dental Laboratory LLC	5/15/14
Kenneth L Schweitzer d/b/a Ken Schweitzer Trucking*	5/15/14
88 Logistics Services Corp	5/15/14
Aardbark, Inc.	5/15/14
Best Services, Inc.	5/15/14
Brand Builders, LLC	5/15/14
Engineering & Cycle Co Inc	5/15/14
Five Star Services, Inc.	5/15/14
Masterpiece Arms Holding Company	5/15/14
P K Tech Inc	5/15/14
Porter House Inc	5/15/14
Professional Technical Inspections, Inc.	5/15/14
Resumeware Services Inc	5/15/14
Superior Energy & Control LLC	5/15/14

Schedule 1.1B

Retained Accounts

Name	Address	State	City	Zip Code
Premier Transfer and Storage, Inc.	3101 Commerce Street	VA	Blacksburg	24060
Sparklean Unlimited, LLC	17 Arthur Drive West	MD	Fort Washington	20744
Micro Printing Inc	3230 W. Prospect Rd, Suite 140	FL	Ft. Lauderdale	33309
E S I International Inc	11440 West Bernardo Court	CA	San Diego	92127
E.P. Engineering, L.L.C.	15 Maiden Lane	NY	New York	10038
Conservco Water Conservation Products, LLC.	650 West Plumb Lane	NV	Reno	89509
FrontEnd Holdings LLC	4193 Industrial Parkway Drive	CA	Lebec	93243
Marvin Van Voorst d/b/a V-Bar-V*	701 Main St	IA	Ireton	51027
Falcon Dyeing & Finishing LLC	P O Box 1383	NC	Windsor	27983
Distinct Deposition Services, Inc.	2593 Siesta Drive	PA	Pittsburgh	15241
Apex Carpet Cleaning	13704 Pitkin Court	VA	Chantilly	20151
Cutler Enterprises, LLC	209 Regency Drive	PA	North Wales	19454
Sorensen Pest Management, Inc.	988 West 41st Street	CO	Loveland	80538
Diversified Vehicle Repair Center, Inc.	3033 Waltham Way	NV	McCarran	89434
Libration Systems Management, Inc.	2700 Yale Blvd	NM	Albuquerque	87106
LC Trucking	2775 Wards Road N	VA	Altavista	24517
Rocket X-Press LLC
Delstat Inc.
Crespo Services Inc
Iron Man Anchor Service LLC
Matrix Installations, LLC
Wye River Foods Products, LLC
Quick-Turn Appraisals LLC
EC Sourcing
TB Trucking
Valley Trucking
Transpak Logistics
DJ Vampire Life
Prospective Payment
Ox Engineer

Schedule 2.1(b)(i)

Trademarks and Trade Names

TruckerFunds

Schedule 2.1(b)(ii)

Domain Names and Telephone Numbers

Domain Names:

anchorfundingservices.com

truckerfunds.com

anchorfreightfunding.com

anchorfreightfunds.com

anchorsupportservices.com

afs-cash.com

afs-cash.netbankersfactor.com

truckerauthority.com

truckerfunds.net

truckerfunds.org

truckerdinero.com

Telephone Numbers:

1-866-950-6669

1-877-70-Anchor (26246)

1-866-789-3863

1-855-875-Fund (3863)

Facsimile:

1-704-542-4724

Schedule 2.1(b)(iii)

Social Media Profiles/Accounts

NONE ACTIVE

Schedule 3.1(A)

Portfolio Accounts

Name	Net Funds Employed
Younghwe USA, Inc.	As provided in the respective preliminary computation schedules
Direct Source, Inc.
A1 Medical Gas, Inc.
Safeway Transportation, Inc.
Kenney & Company Staffing, Inc.
Hernandez Trucking LLC
Marketing Solutions, Inc.
Kube, LLC
Healthcare Facility Solutions, LLC
Pacifica Systems Integration Group
Major Staffing Agency LLC
Martin Hauling LLC
Apollo Enterprises
Frick Transfer Inc*
Executive Plastics, Inc.
Elan Foods, Inc.
Barr Scientific, LLC
Unified Pallets Incorporated
T D Transport Inc*
Valley Pump & Supply, KS, Inc.
GetGreen, LTD.
Onsight Solutions of Dallas - Fort Worth TX, LLC
Inventas Group Inc
Cochhbha Enterprises, Inc.
JMJ Plumbing, LTD.
Hillsboro Taxi Inc
Bulwarkdata, LLC
Calvex, LLC
Arnold International, Inc.
G I M & C, LLC
AMS Technologies, LLC
Lock Systems Inc
West Way Logistics LLC.
Trinus Energy Service, LLC
Harbor Consulting Group, LLC	As provided in the respective preliminary computation schedules
R W R Trucking Inc*
LTL Express Lines, Inc.
Timberland Pinestraw Specialists LLC
Shico Holdings LLC
ABS Fire Protection, LLC
Get It Right Tape Company, Inc.
Nikster Transport LLC*
Paul J Leger d/b/a PJL Auto Transportation
New Point Media, Inc.
CRWI, LLC
CSG Scientific, Inc.
E&S Medical Staffing, Inc.
Tec-Team Industries, Inc.
Solutions In Warehousing, Inc.
Onsight Solutions of Greater Atlanta Georgia LLC
Mudis USA, Inc.
Mission Support Specialists, Inc.
A L Baker Trucking LLC
American Marketing & Cable Services, Inc.
Fab Network Marketing Service LLC*
MMI Enterprises Inc
Robert Baux d/b/a Baux Transport*
E-Work.Com, Inc.
M R K Logistics LLC
Intelligent Security Protection LLC
Lillieroose Corp d/b/a Hi-Gear Express*
Ronnie A Deason d/b/a Deason Trucking*
RC Markeing & Promotions Inc.
Ron's Texstyles LLC
Central Sea Coast Appraisals Inc
Onsight Solutions of Raleigh LLC
The Burris Enterprise, Inc.
Carter Transport Services
Apex Tarps & Systems, Incorporated
Acousta-Kleen of Central Florida Inc
Hobby Won Trucking Inc*
Extreme Expedite Inc
Applied Perceptions LLC
Underground Works Inc.
Paul L Brownridge d/b/a Brownridge Transportation*	As provided in the respective preliminary computation schedules
D & D Enterprises of Deep Gap Inc*
Superior Automatic Fire Equipment, Inc.
Giddens Consulting, Inc.
Designer Frames Dental Laboratory LLC
Kenneth L Schweitzer d/b/a Ken Schweitzer Trucking*
88 Logistics Services Corp
Aardbark, Inc.
Best Services, Inc.
Brand Builders, LLC
Engineering & Cycle Co Inc
Five Star Services, Inc.
Masterpiece Arms Holding Company
P K Tech Inc
Porter House Inc
Professional Technical Inspections, Inc.
Resumeware Services Inc
Superior Energy & Control LLC

Schedule 5.5(H)

Portfolio Account Changes Since December 31, 2013

None.